As filed with the Securities and Exchange Commission on May 28, 2020
Registration No. 333- 225831

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DIVERSIFIED HEALTHCARE TRUST
SUBSIDIARY GUARANTOR REGISTRANTS (SEE BELOW)
(Exact name of registrant as specified in its charter)
Maryland	04-3445278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 796-8350
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard W. Siedel, Jr.
Chief Financial Officer and Treasurer
Diversified Healthcare Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 796-8350
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Howard E. Berkenblit
Lindsey A. Getz
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of the Registration Statement as determined by the Registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Debt Securities of Diversified Healthcare Trust
Preferred Shares of Beneficial Interest of Diversified Healthcare Trust
Depositary Shares Representing Preferred Shares of Diversified Healthcare Trust(4)
Common Shares of Beneficial Interest, $.01 par value per share, of Diversified Healthcare Trust
Warrants of Diversified Healthcare Trust
Guarantees of Debt Securities of Diversified Healthcare Trust(5)
Total

(1)
Not specified as to each class of securities to be registered, pursuant to General Instruction II.E. of Form S-3. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, including under any anti-dilution provisions, or that are issued in units or represented by depositary shares. Securities registered hereunder may be sold separately or in any combination with other securities registered hereunder.

(2)
Exclusive of accrued interest, distributions and dividends, if any.

(3)
In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act, Diversified Healthcare Trust, or the Registrant, is deferring payment of the registration fee.

(4)
Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. In the event the Registrant elects to offer to the public fractional interests in preferred shares of beneficial interest registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and preferred shares of beneficial interest will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(5)
There are being registered hereunder guarantees of the debt securities of the Registrant by certain of the Registrant’s subsidiaries listed in the “Subsidiary Guarantor Registrants” table below. No separate consideration will be paid in respect of such guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of such guarantees.

SUBSIDIARY GUARANTOR REGISTRANTS(1)
Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
CCC Alpha Investments Trust	Maryland	Business trust	35-2184937
CCC Delaware Trust	Maryland	Business trust	35-2184939
CCC Financing I Trust	Maryland	Business trust	01-6172425
CCC Financing Limited, L.P.	Delaware	Limited partnership	35-1904158
CCC Investments I, L.L.C.	Delaware	Limited liability company	35-1930956
CCC Leisure Park Corporation	Delaware	Corporation	52-1844142
CCC Pueblo Norte Trust	Maryland	Business trust	35-2184942
CCC Retirement Communities II, L.P.	Delaware	Limited partnership	35-1768887
CCC Retirement Partners Trust	Maryland	Business trust	35-2184933
CCC Retirement Trust	Maryland	Business trust	35-2184935
CCDE Senior Living LLC	Delaware	Limited liability company	52-2300864
CCOP Senior Living LLC	Delaware	Limited liability company	52-2257741
Crestline Ventures LLC	Delaware	Limited liability company	35-2184947
CSL Group, Inc.	Indiana	Corporation	61-0703072
DHC Holdings LLC	Maryland	Limited liability company	84-4879437
Ellicott City Land I, LLC	Delaware	Limited liability company	61-1429010
HRES1 Properties Trust	Maryland	Real estate investment trust	04-3461940
HRES2 Properties Trust	Maryland	Real estate investment trust	04-3461943
Leisure Park Venture Limited Partnership	Delaware	Limited partnership	52-1881181
Lexington Office Realty Trust	Massachusetts	Nominee trust	82-3686384
MSD Pool 1 LLC	Maryland	Limited liability company	20-1737344
MSD Pool 2 LLC	Maryland	Limited liability company	20-1738172
O.F.C. Corporation	Indiana	Corporation	35-1770620
SNH 30 Newcrossing Inc.	Maryland	Corporation	45-5575088
SNH AL AIMO II, Inc.	Maryland	Corporation	47-3533564
SNH AL AIMO Tenant II, Inc.	Maryland	Corporation	47-3533691
SNH AL AIMO Tenant, Inc.	Maryland	Corporation	47-3232437
SNH AL AIMO, Inc.	Maryland	Corporation	47-3588050
SNH AL Crimson Tenant Inc.	Maryland	Corporation	81-2029226
SNH AL Cumming LLC	Maryland	Limited liability company	38-3975418
SNH AL Cumming Tenant LLC	Maryland	Limited liability company	47-3232822
SNH AL Georgia Holdings LLC	Maryland	Limited liability company	36-4814035
SNH AL Georgia LLC	Maryland	Limited liability company	37-1787931
SNH AL Georgia Tenant LLC	Maryland	Limited liability company	47-3232887
SNH AL Properties LLC	Maryland	Limited liability company	35-2537526
SNH AL Properties Trust	Maryland	Real estate investment trust	47-3602298
SNH AL TRS, Inc.	Maryland	Corporation	47-3232299
SNH AL Wilmington Tenant Inc.	Maryland	Corporation	81-1715921
SNH Alpharetta LLC	Delaware	Limited liability company	N/A

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
SNH ALT Leased Properties Trust	Maryland	Real estate investment trust	55-6152955
SNH AZ Tenant LLC	Maryland	Limited liability company	84-2650512
SNH Bakersfield LLC	Maryland	Limited liability company	30-0862688
SNH BAMA Tenant LLC	Maryland	Limited liability company	84-2332713
SNH Baton Rouge (North) LLC	Delaware	Limited liability company	N/A
SNH Baton Rouge (Realtors) LLC	Delaware	Limited liability company	N/A
SNH Blaine Inc.	Maryland	Corporation	46-1279404
SNH BRFL Properties LLC	Delaware	Limited liability company	45-3020731
SNH BRFL Tenant LLC	Delaware	Limited liability company	45-3021105
SNH Bridgewater LLC	Delaware	Limited liability company	N/A
SNH CAL Tenant LLC	Maryland	Limited liability company	84-1959191
SNH CALI Tenant LLC	Delaware	Limited liability company	45-3182581
SNH CCMD Properties Borrower LLC	Delaware	Limited liability company	45-3627062
SNH CCMD Properties LLC	Delaware	Limited liability company	45-3020816
SNH CCMD Tenant LLC	Delaware	Limited liability company	45-3021280
SNH CHS Properties Trust	Maryland	Real estate investment trust	36-4509761
SNH Clear Brook LLC	Delaware	Limited liability company	N/A
SNH Clear Creek Properties Trust	Maryland	Real estate investment trust	27-6529264
SNH CO Tenant LLC	Maryland	Limited liability company	84-2993730
SNH Concord LLC	Delaware	Limited liability company	N/A
SNH DEL Tenant LLC	Maryland	Limited liability company	84-2344739
SNH Denham Springs LLC	Delaware	Limited liability company	N/A
SNH Derby Tenant LLC	Maryland	Limited liability company	84-2947330
SNH Durham LLC	Delaware	Limited liability company	N/A
SNH FLA Tenant LLC	Maryland	Limited liability company	84-1979681
SNH FM Financing LLC	Delaware	Limited liability company	27-0467611
SNH FM Financing Trust	Maryland	Real estate investment trust	27-0445292
SNH Georgia Tenant LLC	Maryland	Limited liability company	84-2360584
SNH Glenview (Patriot) LLC	Delaware	Limited liability company	N/A
SNH GP Valencia LLC	Delaware	Limited liability company	N/A
SNH Granite Gate Lands Tenant LLC	Maryland	Limited liability company	82-2831131
SNH Granite Gate Lands Trust	Maryland	Limited liability company	82-2831350
SNH Grove Park Tenant LLC	Maryland	Limited liability company	82-2794877
SNH Grove Park Trust	Maryland	Real estate investment trust	82-2839495
SNH Harrisburg LLC	Delaware	Limited liability company	27-2432028
SNH IL Joplin Inc.	Maryland	Corporation	46-0687362
SNH IL Properties Trust	Maryland	Real estate investment trust	45-6562274
SNH Independence Park LLC	Delaware	Limited liability company	45-3833677
SNH INDY Tenant LLC	Maryland	Limited liability company	84-2314667
SNH Jackson LLC	Delaware	Limited liability company	N/A
SNH Kent Properties LLC	Maryland	Limited liability company	45-5241913

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
SNH Lincoln Tenant LLC	Maryland	Limited liability company	84-2683425
SNH Longhorn Tenant LLC	Maryland	Limited liability company	84-2669103
SNH LTF Properties LLC	Maryland	Limited liability company	26-3093294
SNH Maryland Heights LLC	Delaware	Limited liability company	N/A
SNH MASS Tenant LLC	Maryland	Limited liability company	84-1887611
SNH MD Tenant LLC	Maryland	Limited liability company	84-1986209
SNH Medical Office Properties LLC	Delaware	Limited liability company	43-2003888
SNH Medical Office Properties Trust	Maryland	Real estate investment trust	26-2639854
SNH Medical Office Realty Trust	Massachusetts	Nominee trust	N/A
SNH MezzCo San Antonio LLC	Delaware	Limited liability company	N/A
SNH MO Tenant LLC	Maryland	Limited liability company	84-4132291
SNH Modesto LLC	Maryland	Limited liability company	47-3544733
SNH NC Tenant LLC	Maryland	Limited liability company	84-2047364
SNH Neb Tenant LLC	Maryland	Limited liability company	84-2001187
SNH NJ Tenant GP LLC	Maryland	Limited liability company	84-1905394
SNH NJ Tenant LLC	Maryland	Limited liability company	84-1945671
SNH NJ Tenant LP	Delaware	Limited partnership	84-1921774
SNH NM Tenant LLC	Maryland	Limited liability company	84-2701729
SNH Northwoods LLC	Maryland	Limited liability company	82-2839754
SNH Northwoods Tenant LLC	Maryland	Limited liability company	82-2839879
SNH NS Properties Trust	Maryland	Real estate investment trust	20-0514077
SNH Ohio Tenant LLC	Maryland	Limited liability company	84-2655301
SNH OMISS Tenant LLC	Maryland	Limited liability company	84-2947009
SNH Parkview Properties Trust	Maryland	Real estate investment trust	82-2853811
SNH PENN Tenant LLC	Maryland	Limited liability company	84-2385774
SNH Phoenix (Cotton) LLC	Delaware	Limited liability company	37-1782635
SNH Plaquemine LLC	Delaware	Limited liability company	N/A
SNH PLFL Properties LLC	Delaware	Limited liability company	45-3020897
SNH PLFL Tenant LLC	Delaware	Limited liability company	45-3021361
SNH Prairieville LLC	Delaware	Limited liability company	N/A
SNH Proj Lincoln TRS LLC	Maryland	Limited liability company	84-1858890
SNH Redmond Properties LLC	Maryland	Limited liability company	46-1463109
SNH REIT Irving LLC	Delaware	Limited liability company	N/A
SNH REIT Rockwall LLC	Delaware	Limited liability company	N/A
SNH REIT San Antonio LLC	Delaware	Limited liability company	N/A
SNH REIT Victoria LLC	Delaware	Limited liability company	N/A
SNH RMI Fox Ridge Manor Properties LLC	Maryland	Limited liability company	26-3251471
SNH RMI Jefferson Manor Properties LLC	Maryland	Limited liability company	26-3251521
SNH RMI McKay Manor Properties LLC	Maryland	Limited liability company	26-3251604
SNH RMI Northwood Manor Properties LLC	Maryland	Limited liability company	26-3251559

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
SNH RMI Oak Woods Manor Properties LLC	Maryland	Limited liability company	26-3251646
SNH RMI Park Square Manor Properties LLC	Maryland	Limited liability company	26-3251709
SNH RMI Properties Holding Company LLC	Maryland	Limited liability company	26-3251326
SNH RMI Smith Farms Manor Properties LLC	Maryland	Limited liability company	26-3251766
SNH RMI Sycamore Manor Properties LLC	Maryland	Limited liability company	26-3251392
SNH SC Tenant LLC	Maryland	Limited liability company	84-2062280
SNH SE Ashley River LLC	Delaware	Limited liability company	45-1762788
SNH SE Ashley River Tenant LLC	Delaware	Limited liability company	45-1832353
SNH SE Barrington Boynton LLC	Delaware	Limited liability company	45-1763108
SNH SE Barrington Boynton Tenant LLC	Delaware	Limited liability company	45-1827601
SNH SE Burlington LLC	Delaware	Limited liability company	45-1735536
SNH SE Burlington Tenant LLC	Delaware	Limited liability company	45-1797166
SNH SE Daniel Island LLC	Delaware	Limited liability company	45-1762897
SNH SE Daniel Island Tenant LLC	Delaware	Limited liability company	45-1954435
SNH SE Habersham Savannah LLC	Delaware	Limited liability company	45-1797058
SNH SE Habersham Savannah Tenant LLC	Delaware	Limited liability company	45-1830101
SNH SE Holly Hill LLC	Delaware	Limited liability company	45-1796910
SNH SE Holly Hill Tenant LLC	Delaware	Limited liability company	45-1829966
SNH SE Kings Mtn LLC	Delaware	Limited liability company	45-1735619
SNH SE Kings Mtn Tenant LLC	Delaware	Limited liability company	45-1797302
SNH SE Mooresville LLC	Delaware	Limited liability company	45-1762682
SNH SE Mooresville Tenant LLC	Delaware	Limited liability company	45-1797417
SNH SE N. Myrtle Beach LLC	Delaware	Limited liability company	45-1763009
SNH SE N. Myrtle Beach Tenant LLC	Delaware	Limited liability company	45-1827421
SNH SE Properties LLC	Delaware	Limited liability company	45-2551031
SNH SE Properties Trust	Maryland	Real estate investment trust	45-6235237
SNH SE SG LLC	Delaware	Limited liability company	45-4350329
SNH SE SG Tenant LLC	Delaware	Limited liability company	45-4350382
SNH SE Tenant 2 TRS, Inc.	Maryland	Corporation	45-4419027
SNH SE Tenant TRS, Inc.	Maryland	Corporation	45-1675505
SNH Somerford Properties Trust	Maryland	Real estate investment trust	26-3092929
SNH St. Louis LLC	Delaware	Limited liability company	N/A
SNH Teaneck Properties LLC	Delaware	Limited liability company	45-3020963
SNH Teaneck Tenant LLC	Delaware	Limited liability company	45-3021440
SNH Tellico Tenant LLC	Maryland	Limited liability company	82-2810980
SNH Tellico Trust	Maryland	Real estate investment trust	82-3350707
SNH Tempe LLC	Delaware	Limited liability company	36-4808742
SNH TENN Tenant LLC	Maryland	Limited liability company	84-2403386

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
SNH Toto Tenant LLC	Maryland	Limited liability company	84-1872935
SNH TRS Inc.	Maryland	Corporation	32-0068217
SNH TRS Licensee Holdco LLC	Maryland	Limited liability company	84-1854115
SNH VA Tenant LLC	Maryland	Limited liability company	84-2015732
SNH Valencia LP	Delaware	Limited partnership	47-3300578
SNH Viking Tenant LLC	Maryland	Limited liability company	84-2372388
SNH Ward Ave. Properties I Inc.	Maryland	Corporation	45-5448537
SNH Well Properties GA-MD LLC	Delaware	Limited liability company	26-2938214
SNH Well Properties Trust	Maryland	Real estate investment trust	26-2938273
SNH Wilmington LLC	Maryland	Limited liability company	61-1757941
SNH WIS Tenant LLC	Maryland	Limited liability company	84-2030681
SNH WY Tenant LLC	Maryland	Limited liability company	84-2299354
SNH Yonkers Properties Trust	Maryland	Real estate investment trust	45-6562289
SNH Yonkers Tenant Inc.	Maryland	Corporation	45-3038459
SNH/CSL Properties Trust	Maryland	Real estate investment trust	81-6107460
SNH/LTA Properties GA LLC	Maryland	Limited liability company	20-1878719
SNH/LTA Properties Trust	Maryland	Real estate investment trust	20-1878670
SNH/LTA SE Home Place New Bern LLC	Delaware	Limited liability company	45-1734759
SNH/LTA SE McCarthy New Bern LLC	Delaware	Limited liability company	45-1734853
SNH/LTA SE Wilson LLC	Delaware	Limited liability company	45-1734317
SPTGEN Properties Trust	Maryland	Real estate investment trust	04-3452343
SPTIHS Properties Trust	Maryland	Real estate investment trust	04-3450160
SPTMISC Properties Trust	Maryland	Real estate investment trust	04-3450894
SPTMNR Properties Trust	Maryland	Real estate investment trust	04-3450161
SPTMRT Properties Trust	Maryland	Real estate investment trust	04-3450155
SPTSUN II Properties Trust	Maryland	Real estate investment trust	04-3474405

(1)
One or more of the above registrants, each a Subsidiary Guarantor Registrant, may fully and unconditionally guarantee on a joint and several basis any series of debt securities of Diversified Healthcare Trust offered by the prospectus contained as part of this registration statement as set forth in a related prospectus supplement.

The address, including zip code, of each Subsidiary Guarantor Registrant’s principal executive offices is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634 and the telephone number of each Subsidiary Guarantor Registrant’s executive office is (617) 796-8350.
The address, including zip code, of the agent for service for each of the Subsidiary Guarantor Registrants is Richard W. Siedel, Jr., Chief Financial Officer and Treasurer of Diversified Healthcare Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton Massachusetts 02458-1634, and the telephone number of each Subsidiary Guarantor Registrant’s agent for service is (617) 796-8350.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-225831) of Diversified Healthcare Trust (formerly known as Senior Housing Properties Trust) is being filed pursuant to Rule 413(b) under the Securities Act of 1933, as amended, to: (i) add the Subsidiary Guarantor Registrants, wholly-owned subsidiaries of the Registrant, as co-registrants to the Registration Statement; (ii) register guarantees by the Subsidiary Guarantor Registrants of debt securities of the Registrant, as additional securities that may be offered under the prospectus included herein; (iii) amend the prospectus that forms a part of the Registration Statement to describe the guarantees of debt securities and to update certain information contained in the Registration Statement; and (iv) file additional exhibits to the Registration Statement under Item 16 of Part II thereof. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS
DIVERSIFIED HEALTHCARE TRUST
Debt Securities, Common Shares of Beneficial Interest,
Preferred Shares of Beneficial Interest, Depositary Shares and Warrants
Guarantees of Debt Securities of Diversified Healthcare Trust by Subsidiary Guarantors

Diversified Healthcare Trust, or we, us or our, or our selling security holders may offer, issue and sell, from time to time, in one or more offerings:
•
debt securities;

•
guarantees by the Subsidiary Guarantors of debt securities of Diversified Healthcare Trust;

•
common shares of beneficial interest;

•
preferred shares of beneficial interest;

•
depositary shares; and

•
warrants.

The securities described in this prospectus may be offered and sold separately or in any combination and may include convertible or exchangeable securities.
This prospectus describes some of the general terms that may apply to these securities. The debt securities may be fully and unconditionally guaranteed on a joint and several basis by one or more of our wholly-owned subsidiaries, as described in this prospectus. The specific amounts and terms of any securities to be offered, issued or sold, and the identity of any selling security holders, will be described in the applicable prospectus supplement. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference in such documents before you decide to invest in any of these securities.
We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities sold by any selling security holder.
Our common shares of beneficial interest are listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “DHC.” If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.
Investment in our securities involves risk, including those described under “Risk Factors” beginning on page 1 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 28, 2020.

i

ABOUT THIS PROSPECTUS
References in this prospectus to “we,” “us,” “our” or “DHC” mean Diversified Healthcare Trust and its consolidated subsidiaries, unless the context otherwise requires. References in this prospectus to “Subsidiary Guarantors” means one or more of our wholly-owned subsidiaries that are listed as subsidiary guarantor registrants in the registration statement of which this prospectus forms a part.
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or our selling security holders may, from time to time, offer, issue and sell any of the securities or any combination of the securities described in this prospectus in such amounts and on such terms as set forth in a prospectus supplement in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities hereunder, or any selling security holder offers or sells securities hereunder, we or such selling security holder, as applicable, will provide a prospectus supplement that contains specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference.” If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.
You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling security holder will make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

ii

OUR COMPANY
We are a real estate investment trust, or REIT, organized under Maryland law and own medical office and life science properties, senior living communities and other healthcare related properties throughout the United States. As of March 31, 2020, we owned 416 properties, including 24 properties classified as held for sale, located in 38 states and Washington, D.C., including one life science property owned in a joint venture arrangement in which we own a 55% equity interest. At March 31, 2020, the gross book value of our real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations and less impairment write downs, was $8.4 billion, including $287.4 million of gross book value classified as held for sale in our condensed consolidated balance sheet.
Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 796-8350. Our website is www.dhcreit.com. The content of our website, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under “Information Incorporated by Reference”), is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.
RISK FACTORS
Investing in our securities involves certain risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, or our Annual Report, any subsequent Quarterly Report on Form 10-Q or Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Warning Concerning Forward-looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.
SUMMARY SUBSIDIARY GUARANTOR FINANCIAL INFORMATION
(amounts in thousands)
(unaudited)
The following table presents summarized financial information for us and the subsidiary guarantors, on a combined basis after elimination of (i) intercompany transactions and balances among us and the subsidiary guarantors and (ii) equity in earnings from, and any investments in, any of our non-guarantor subsidiaries:
	Year Ended December 31, 2019	Three Months Ended March 31, 2020
Real estate properties, net	$5,212,252	$5,185,677
Other assets, net	260,169	353,699
Total assets	$5,472,421	$5,539,376
Indebtedness, net	$2,815,796	$2,864,210
Other liabilities	182,092	275,888
Total liabilities	$2,997,888	$3,140,098

	Year Ended December 31, 2019	Three Months Ended March 31, 2020
Revenues	$888,704	$403,430
Expenses	819,054	369,687
(Loss) Income from continuing operations	(84,136)	14,162
Net (loss) income	(84,172)	14,605
Net (loss) income attributable to DHC	(84,172)	14,605
WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that are incorporated herein by reference, contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Forward-looking statements included or incorporated by reference into this prospectus relate to various aspects of our business, including:
•
The duration and severity of the economic downturn resulting from the COVID-19 pandemic and its impact on us, our tenants and our residents,

•
The likelihood and extent to which our tenants and residents will be negatively impacted by the COVID-19 pandemic and its aftermath and their ability to pay rent,

•
Our ability to pay distributions to our shareholders and to sustain the amount of such distributions,

•
The ability of Five Star Senior Living Inc., or Five Star, the manager of our managed senior living communities, to manage our senior living communities during the COVID-19 pandemic and to manage them profitably and maintain or increase our returns from our managed senior living communities,

•
Whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services,

•
Our ability to retain our existing tenants, attract new tenants and maintain or increase current rental rates on terms as favorable to us as our prior leases,

•
The credit qualities of our tenants,

•
Our ability to compete for tenancies and acquisitions effectively,

•
Our ability to maintain and increase occupancy, revenues and net operating income, or NOI, at our properties,

•
Our expectations regarding the impact of the COVID-19 pandemic on our tenants, the healthcare sector and our financial condition,

•
The expectation that, as a result of the COVID-19 pandemic, overall tenant retention levels may increase,

•
Our acquisitions and sales of properties,

•
Our ability to raise debt or equity capital,

•
Our ability to complete our target dispositions in accordance with our stated plan,

•
The future availability of borrowings under our revolving credit facility,

•
Our policies and plans regarding investments, financings and dispositions,

•
Our ability to pay interest on and principal of our debt,

•
Our ability to appropriately balance our use of debt and equity capital,

•
Our credit ratings,

•
Our expectation that we benefit from our relationships with The RMR Group LLC, or RMR LLC, and The RMR Group Inc., or RMR Inc., the managing member of RMR LLC,

•
Our qualification for taxation as a real estate investment trust, or REIT, and

•
Other matters.

Our actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. Risks, uncertainties and other factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds from operations, or FFO, attributable to common shareholders, normalized FFO attributable to common shareholders, NOI, cash flows, liquidity and prospects include, but are not limited to:
•
The impact of the COVID-19 pandemic and its aftermath on us and our tenants and manager,

•
The impact of conditions in the economy and the capital markets on us and our tenants and manager,

•
Compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters,

•
Limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification for taxation as a REIT for U.S. federal income tax purposes,

•
Competition within the healthcare and real estate industries, particularly in those markets in which our properties are located,

•
Actual and potential conflicts of interest with our related parties, including our Managing Trustees, Five Star, RMR LLC, RMR Inc. and others affiliated with them, and

•
Acts of terrorism, outbreaks of pandemics, including the COVID-19 pandemic, or other manmade or natural disasters beyond our control.

For example:
•
If the severity of the COVID-19 pandemic continues for an extended period or if business activity and the economy fail to sufficiently improve if and when the negative impacts of the COVID-19 pandemic abate, we may realize sustained losses and liquidity challenges. Further, we may incur increased operating expenses, particularly at our senior living communities, for supplies and personnel to address the current COVID-19 pandemic and we may be prevented from accepting additional residents at certain of our senior living communities if we become restricted from doing so due to the COVID-19 pandemic. In addition, recent and upcoming debt maturities will reduce our available liquidity to fund our operations and would challenge our belief that our liquidity and capital resources will be sufficient to meet our operating and capital expenses, pay debt service obligations and make distributions to our shareholders for the next 12 months and for the foreseeable future thereafter. In addition, under the current economic conditions, our tenants and manager may not be able to profitably operate their businesses at our properties, our tenants may become unable or unwilling to pay rent owed to us, or the manager of our senior living communities may be unable to generate our minimum returns for sustained periods. Additionally, our ability to borrow under our credit facility is subject to us satisfying financial and other covenants, and if we default under our credit facility or other debt obligations due to the impact of the COVID-19 pandemic or otherwise, we may be required to repay our outstanding borrowings and other debt. Further, although we have taken steps to enhance our ability to maintain sufficient liquidity, unanticipated events, such as emergencies in addition to, or as an expansion of, the current impact of the COVID-19 pandemic, may require us to expend amounts not currently planned,

•
The conversion of our previously existing master leases with Five Star for all of our senior living communities that Five Star leased, and termination and replacement of our previously existing management agreements and pooling agreements with Five Star for our senior living communities that Five Star managed, to new management agreements was a significant change in our business arrangements with Five Star and has resulted, and will likely continue to result in the future, in our realizing significantly different operating results from our senior living communities operated by Five Star, including increased variability in such results,
•
If Five Star fails to provide quality services at our senior living communities, the NOI generated by these communities may be adversely affected,

•
Five Star, the manager of our managed senior living communities, has experienced significant operating and financial challenges, resulting from a number of factors, some of which are beyond Five Star’s control, and which challenges directly impact our operating results from our managed senior living communities, including, but not limited to:

•
The impact of the COVID-19 pandemic,

•
Increases in Five Star’s labor costs or in costs Five Star pays for goods and services,

•
Competition within the senior living industry,

•
Seniors delaying or forgoing moving into senior living communities or purchasing healthcare services,

•
The impact of changes in the economy and the capital markets on Five Star and its residents and other customers,

•
Changes in Medicare or Medicaid policies and regulations or the possible future repeal, replacement or modification of these or other existing or proposed legislation or regulations,

•
Increases in compliance costs,

•
Continued efforts by third party payers to reduce healthcare costs,

•
Increases in tort and insurance liability costs, and

•
Five Star’s exposure to litigation and regulatory and government proceedings due to the nature of its business.

•
If Five Star’s other operations are not profitable or if it does not operate our managed senior living communities successfully, it could become insolvent,

•
We own a significant number of Five Star common shares and we expect to own these shares for the foreseeable future. However, we may sell some or all of our Five Star common shares, or our ownership interest in Five Star may otherwise be diluted in the future,

•
Our distribution rate may be set and reset from time to time by our Board of Trustees. Our Board of Trustees will consider many factors when setting or resetting our distribution rate, including our historical and projected net income, normalized FFO, our then current and expected needs and availability of cash to pay our obligations, distributions which we may be required to pay to maintain our qualification for taxation as a REIT and other factors deemed relevant by our Board of Trustees in its discretion. Further, our projected cash available for distribution may change and may vary from our expectations. Accordingly, future distributions to our shareholders may be increased or decreased and we cannot be sure as to the rate at which future distributions will be paid,

•
Our ability to make future distributions to our shareholders and to make payments of principal and interest on our indebtedness depends upon a number of factors, including our future earnings, the capital costs we incur to lease and operate our properties and our working capital requirements. We may be unable to pay our debt obligations or to maintain our current rate of distributions on our common shares and future distributions may be reduced or eliminated,

•
We plan to selectively sell certain properties from time to time to fund future acquisitions and to strategically update, rebalance and reposition our investment portfolio, which we refer to as our capital recycling program. In addition, to reduce our leverage, we have sold properties and other assets and have identified additional properties to sell. We expect that the pace of our future asset sales will slow considerably because of current market conditions related to the COVID-19 pandemic. We cannot be sure we will sell any of these properties or what the terms or timing of any such sales may be. In addition, in the case of our capital recycling program, we cannot be sure that we will acquire replacement properties that improve the quality of our portfolio or our ability to increase our distributions to shareholders, and, we may sell properties at prices that are less than expected and less than their carrying values and therefore incur losses,
•
Contingencies in any acquisition and sale agreements that we may enter may not be satisfied and any acquisitions and sales pursuant to such agreements and any related management arrangements we may expect to enter may not occur, may be delayed or the terms of such transactions or arrangements may change,

•
We plan to conserve capital by deferring certain previously planned non-essential capital investments in order to maintain sufficient liquidity during the COVID-19 pandemic. We cannot be sure we will realize sufficient liquidity from this practice,

•
The essential capital investments we are making at our senior living communities and our plan to invest additional capital into our senior living communities to better position them in their respective markets in order to increase our future returns may not be successful and may not achieve our expected results. Our senior living communities may not be competitive, despite these capital investments,

•
Our redevelopment projects may not be successful and may cost more or take longer to complete than we currently expect. In addition, we may not realize the returns we expect from these projects and we may incur losses from these projects,

•
We may spend more for capital expenditures than we currently expect,

•
Our existing joint venture and any other joint ventures that we may enter may not be successful,

•
Our tenants may experience losses and default on their rent obligations to us,

•
Some of our tenants may not renew expiring leases, and we may be unable to obtain new tenants to maintain or increase the historical occupancy rates of, or rents from, our properties,

•
Our ability to grow our business and maintain or increase our distributions to shareholders depends in large part upon our ability to buy properties and arrange for their profitable operation or lease them for rents, less their property operating expenses, that exceed our capital costs. We may be unable to identify properties that we want to acquire and we may fail to reach agreement with the sellers and complete the purchase of any properties we do want to acquire. In addition, any properties we may acquire may not provide us with rents or revenues less property operating costs that exceed our capital costs or achieve our expected returns. If our cash flows are reduced and our leverage increases, we may need to sell additional properties,

•
Rents that we can charge at our properties may decline upon renewals or expirations because of changing market conditions or otherwise,

•
We expect to enter into additional management arrangements with Five Star for additional senior living communities that we own or may acquire in the future. However, we cannot be sure that we will enter into any additional management or other arrangements or transactions with Five Star,

•
Continued availability of borrowings under our revolving credit facility is subject to our satisfying certain financial covenants and other credit facility conditions that we may be unable to satisfy,

•
Actual costs under our revolving credit facility or other floating rate debt will be higher than LIBOR plus a premium because of fees and expenses associated with such debt,

•
The maximum borrowing availability under our revolving credit facility and our $200.0 million term loan may be increased to up to $2.4 billion on a combined basis in certain circumstances. However, increasing the maximum borrowing availability under our revolving credit facility and this term loan is subject to our obtaining additional commitments from lenders, which may not occur,

•
We have the option to extend the maturity date of our revolving credit facility or our $250.0 million term loan upon payment of a fee and meeting other conditions; however, the applicable conditions may not be met,

•
The premiums used to determine the interest rate payable on our revolving credit facility and term loans and the facility fee payable on our revolving credit facility are based on our credit ratings,

•
We may be unable to repay our debt obligations when they become due,

•
We intend to conduct our business activities in a manner that will afford us reasonable access to capital for investment and financing activities. However, we may not succeed in this regard and we may not have reasonable access to capital,

•
Our percentage of NOI generated from properties where a majority of the revenues are derived from our tenants’ and residents’ private resources at any time may imply that we will maintain or increase the percentage of our NOI generated from private resources at our senior living communities. However, our residents and patients may become unable to fund our charges with private resources and we may be required or may elect for business reasons to accept or pursue revenues from government sources, which could result in an increased part of our NOI and revenue being generated from government payments and our becoming more dependent on government payments,

•
Circumstances that adversely affect the ability of seniors or their families to pay for our tenants’ and manager’s services, such as economic downturns, weak housing market conditions, higher levels of unemployment among our residents’ family members, lower levels of consumer confidence, stock market volatility and/or changes in demographics generally could affect the profitability of our senior living communities,

•
It is difficult to accurately estimate tenant space preparation costs. Our unspent leasing related obligations may cost more or less and may take longer to complete than we currently expect, and we may incur increasing amounts for these and similar purposes in the future,

•
Our senior living communities are subject to extensive government regulation, licensure and oversight. We sometimes experience deficiencies in the operation of our senior living communities and some of our communities may be prohibited from admitting new residents or our license to continue operations at a community may be revoked. Also, operating deficiencies or a license revocation at one or more of our senior living communities may have an adverse impact on our ability to obtain licenses for, or attract residents to, our other communities,

•
We believe that our relationships with our related parties, including Five Star, RMR LLC, RMR Inc., ABP Trust and others affiliated with them may benefit us and provide us with competitive advantages in operating and growing our business. However, the advantages we believe we may realize from these relationships may not materialize, and

•
The business and property management agreements between us and RMR LLC have continuing 20 year terms. However, those agreements permit early termination in certain circumstances. Accordingly, we cannot be sure that these agreements will remain in effect for continuing 20 year terms.

Currently unexpected results could occur due to many different circumstances, some of which are beyond our control, such as the COVID-19 pandemic and its aftermath, new legislation or regulations affecting our business or the businesses of our tenants or manager, changes in our tenants’ or manager’s revenues or costs, worsening or lack of improvement of our manager’s financial condition or changes in our tenants’ financial conditions, deficiencies in operations by a tenant or the manager of one or more of our senior living communities, changed Medicare or Medicaid rates, acts of terrorism, pandemics, natural disasters or changes in capital markets or the economy generally.
The information contained elsewhere in this prospectus and in our Annual Report or in our other filings with the SEC, including under the caption “Risk Factors”, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon our forward-looking statements.
Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

STATEMENT CONCERNING LIMITED LIABILITY
The Amended and Restated Declaration of Trust establishing Diversified Healthcare Trust, dated September 20, 1999, as amended and supplemented, as filed with the State Department of Assessments and Taxation of Maryland, provides that no trustee, officer, shareholder, employee or agent of Diversified Healthcare Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Diversified Healthcare Trust. All persons dealing with Diversified Healthcare Trust in any way shall look only to the assets of Diversified Healthcare Trust for the payment of any sum or the performance of any obligation.
USE OF PROCEEDS
Unless otherwise described in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities covered by this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our revolving credit facility or other debt. Until we apply the proceeds from a sale of securities covered by this prospectus to their stated purposes, we may invest those proceeds in short term investments, including repurchase agreements, some or all of which may not be investment grade.
Unless otherwise set forth in the applicable prospectus supplement, we will not receive any of the proceeds of the sale by any selling security holder of securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
References in this “Description of Debt Securities and Related Guarantees” section to “we,” “us,” “our” or “DHC” mean Diversified Healthcare Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus and any guarantees of such debt securities by one or more of the Subsidiary Guarantors related thereto. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Indenture dated February 18, 2016, as from time to time hereafter amended, supplemented or otherwise modified, or our 2016 Indenture, or the forms of indentures which are filed as exhibits to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any additional final indentures, and any supplemental indentures or officer’s certificates related to the particular series of debt securities issued and any related guarantees, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities and any related guarantees. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities and any related guarantees to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities or such guarantees from those described below.
The debt securities sold under this prospectus will be direct obligations of DHC and, unless otherwise stated in a prospectus supplement, will not be obligations of any of its subsidiaries. Such debt obligations may be secured or unsecured, may be senior or subordinated indebtedness and may be fully and unconditionally guaranteed on a joint and several basis by one or more of the Subsidiary Guarantors. Our debt securities and any related guarantees will be issued under one or more indentures between us and a trustee, including, if applicable, our 2016 Indenture. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus relating to our 2016 Indenture and any future indentures and the debt securities and any related guarantees to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.
General
We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated,” and which may be convertible into another security. The debt securities that we refer to as “senior” will be direct obligations of DHC and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “junior subordinated” securities. We have filed with the registration statement, of which this prospectus is a part, three separate forms of indenture, one for the senior securities (including our 2016 Indenture), one for the senior subordinated securities and one for the junior subordinated securities.
We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.
Our 2016 Indenture provides, and we anticipate that any indenture will provide, that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.
The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:
•
the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

•
the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

•
the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•
if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•
the stated maturity date;

•
any fixed or variable interest rate or rates per annum;

•
whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

•
the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•
the date from which interest may accrue and any interest payment dates and any related record dates;

•
the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of such debt securities;

•
any sinking fund requirements;

•
any provisions for redemption or repurchase, including the redemption or repurchase price;

•
whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

•
whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•
the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

•
whether we will issue the debt securities in certificated or book-entry form;

•
whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;

•
whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•
any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

•
whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•
the subordination provisions, if any, relating to the debt securities;

•
if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•
any restriction or condition on the transferability of debt securities;

•
any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

•
any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

•
provisions, if any, granting special rights to holders upon the occurrence of specified events;

•
any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

•
any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement with respect to such series of debt securities; and

•
any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.
We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.
Except as may be described in any prospectus supplement, our 2016 Indenture does not, and any future indenture will not, contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.
Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.
If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:
•
to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

•
in any other lawful manner, all as the applicable indenture describes.

You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an “exchange.”
You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar will also perform transfers.
You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets
We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:
•
we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

•
immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters
Events of Default.   The term “event of default” for any series of debt securities means any of the following:
•
we do not pay the principal of or any premium on a debt security of that series when due;

•
we do not pay interest on a debt security of that series within 30 days after its due date;

•
we do not deposit any sinking fund payment for that series within 30 days after its due date;

•
we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

•
we experience specified events of bankruptcy, insolvency or reorganization; or

•
any other event of default described in the applicable prospectus supplement occurs.

Remedies if an Event of Default Occurs.   If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:
•
you must give the trustee written notice that an event of default has occurred and is continuing;

•
the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•
the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.
Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.
Modification of an Indenture
There are three types of changes we can make to the indentures and our debt securities:
Changes Requiring Your Approval.   First, we cannot make certain changes to the indentures and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:
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change the stated maturity of the principal of, or interest on, a debt security;

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reduce the principal of, or the rate of interest on, a debt security;

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reduce the amount of any premium due upon redemption;

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reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

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change the currency or place of payment on a debt security;

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impair a holder’s right to sue for payment on or after the stated maturity of a debt security;

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in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

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reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

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reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

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waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

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modify any of the foregoing provisions.

Changes Requiring Majority Approval.   Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” without the consent of each holder of debt securities affected by the waiver.
Changes Not Requiring Approval.   Third, certain changes do not require any approval of holders of debt securities. These include:
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to evidence the assumption by a successor obligor of our obligations;

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to add to our covenants for the benefit of holders of debt securities of all or any series or to surrender any right or power conferred upon us;

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to add any additional events of default for the benefit of holders of all or any series of debt securities;

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to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

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to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;

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to add guarantees of or to secure all or any series of the debt securities;

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to establish the forms or terms of debt securities of any series;

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to evidence and provide for the acceptance of appointment of a successor trustee;

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to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision contained therein or to conform the terms of the indenture that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;

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to permit or facilitate the defeasance or satisfaction and discharge of debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;

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to prohibit the authentication and delivery of additional series of debt securities;

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to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

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to comply with the rules of any applicable depositary; or

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to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Further Details Concerning Approval.   Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not considered to be outstanding and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture if they have been fully defeased or discharged, as described below under “—Discharge, Defeasance and Covenant Defeasance — Discharge” or “— Full Defeasance.”

Discharge, Defeasance and Covenant Defeasance
Discharge.   We may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.
Full Defeasance.   We can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:
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we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a “government obligation” for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and

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we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:
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your right to receive payments from the trust when payments are due;

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our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

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our obligations to maintain a payment office and to hold moneys for payment in trust.

Covenant Defeasance.   Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called “covenant defeasance.”
If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities of such series would no longer apply:
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most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

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any subordination provisions; and

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certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights
The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our qualification for taxation as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.
Subordination
We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
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the indebtedness ranking senior to the debt securities being offered;

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the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

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the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

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provisions requiring holders of the debt securities being offered and any related guarantees to remit payments to holders of senior indebtedness.

Guarantees
To the extent provided in the applicable supplement to this prospectus, the debt securities issued and sold pursuant to this prospectus may be fully, unconditionally and irrevocably guaranteed on a joint and several basis by one or more of the Subsidiary Guarantors. Any such guarantee may be issued on an unsecured, secured, unsubordinated, senior subordinated or junior subordinated basis as provided in the applicable prospectus supplement. Any such guarantee will be issued under a supplement to the applicable indenture. We will more fully describe the terms of any guarantee of any of our debt securities in the applicable prospectus supplement relating to those debt securities.
Global Debt Securities
We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
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by the depositary for such registered global security to its nominee;

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by a nominee of the depositary to the depositary or another nominee of the depositary; or

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by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:
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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:
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will not be entitled to have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.
We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (1) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (2) an event of default shall have occurred and be continuing with respect to such debt securities, or (3) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.
We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.
We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank SA/NV and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law
Our 2016 Indenture and any future indentures and our debt securities issued thereunder and any related guarantees are and will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
References in this “Description of Shares of Beneficial Interest” section to “we,” “us” or “our” mean Diversified Healthcare Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following description of the terms of our shares of beneficial interest is only a summary. For a complete description, please refer to our declaration of trust and bylaws, which have previously been filed with the SEC and are incorporated by reference into this prospectus, and this summary is qualified in its entirety thereby.
Our declaration of trust authorizes us to issue up to an aggregate of 300,000,000 shares of beneficial interest, all of which are currently designated as common shares of beneficial interest, $.01 par value per share, or common shares. As of May 27, 2020, we had 237,953,725 common shares issued and outstanding. As of the date of this prospectus, no other class or series of shares of beneficial interest has been established and is outstanding.
Our declaration of trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our declaration of trust further authorizes our Board of Trustees to reclassify any unissued shares from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of our shares of beneficial interest or any new class or series of shares created by our Board of Trustees. We believe that giving these powers to our Board of Trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a class or series of shares of beneficial interest that could, depending upon the terms of the class or series, delay or prevent a change in control.
Common Shares
The following is a summary of some general terms and provisions of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of common shares described in the applicable prospectus supplement.
Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described below, holders of our common shares are entitled:
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to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution (as determined by our Board of Trustees); and

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to share ratably in our assets legally available for distribution to our shareholders (as determined by our Board of Trustees) in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Holders of our common shares do not have cumulative voting rights in the election of Trustees.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the common shares offered by such prospectus supplement.
For additional information about our common shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” below.
Preferred Shares
The following is a summary of the general terms and provisions of the preferred shares that we may offer by this prospectus. We may issue preferred shares in one or more classes or series; each class or series of preferred shares will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the class or series of any preferred shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such preferred shares. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust, including any applicable articles supplementary, and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. The prospectus supplement may add to, update or change the terms of such securities from those described below.
General.   Our declaration of trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any preferred shares.
The preferred shares will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular class or series of the preferred shares for specific terms, including:
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the distinctive designation of the applicable class or series of preferred shares and the number of shares that will constitute the class or series;

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the initial offering price of such preferred shares;

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relative ranking and preference of such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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the distribution rate or rates (or method of calculation) on that class or series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;

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any redemption or sinking fund provisions of that class or series;

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any voting rights;

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any conversion or exchange provisions;

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any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

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any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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any procedures for any auction and remarketing;

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any listing of such preferred shares on any securities exchange; and

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any limitations on record or beneficial ownership and restrictions on transfer, including those as may be appropriate to preserve our qualification for taxation as a REIT.

Holders of our preferred shares have no preemptive rights to subscribe for any of our securities.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the preferred shares offered by such prospectus supplement.
The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.
For additional information about our preferred shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” below.
As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular class or series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.
Rank.   Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our common shares.
Distributions.   Holders of preferred shares of each class or series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom distributions are payable.
We will not authorize or pay any distributions on a class or series of preferred shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other classes or series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of beneficial interest, including preferred shares. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.
Distributions on any class or series of preferred shares may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Trustees fails to authorize a distribution that is noncumulative, the holders of the applicable class or series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that class or series are declared payable in the future.
We refer to our common shares or other shares, now or hereafter issued, that rank junior to an applicable class or series of preferred shares with respect to distribution rights as junior shares. To the extent that the applicable class or series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior shares, or redeem or otherwise acquire junior shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such class or series of preferred shares and on all our other class or series of preferred shares ranking senior to or on a parity with such class or series of preferred shares for all past distribution periods. The preceding sentence does not prohibit:
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distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior shares;

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conversions into or exchanges for junior shares;

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pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding preferred shares of such class or series and any other class or series of shares ranking on a parity with such class or series of preferred shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

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our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for Trustees, officers or employees, or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our declaration of trust or bylaws or our redemption or other acquisition of rights issued under any shareholder rights plan we may adopt.

To the extent an applicable class or series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.
Unless full cumulative distributions on a class or series of preferred shares have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other class or series of preferred shares ranking on a parity with such class or series with respect to distribution rights. When distributions are not paid in full upon a class or series of preferred shares and any other class or series ranking on a parity with such class or series with respect to distribution rights, all distributions declared upon such class or series and any class or series ranking on a parity with such class or series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such class or series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such class or series and such other shares bear to each other.
Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable class or series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the class or series.
Redemption.   We may have the right or may be required to redeem one or more classes or series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.
If a class or series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any class or series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.
Liquidation Preference.   The applicable prospectus supplement will specify the liquidation preference of the applicable class or series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable class or series, the holders of that class or series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable class or series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise specified in the applicable prospectus supplement, if liquidating distributions have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.
If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series and the corresponding amounts payable on all equally ranking shares of beneficial interest upon any liquidation, dissolution or winding up of our affairs, then the holders of that class or series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.
Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of a class or series of preferred shares will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute the dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a class or series of preferred shares will not be added to our total liabilities.
Voting Rights.   Holders of our preferred shares will not have any voting rights, except as described below or as otherwise from time to time specified in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a single class, together with all other classes or series of preferred shares with similar voting rights) will be entitled to elect two additional Trustees to our Board of Trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable class or series are in arrears for six consecutive quarterly periods. If the applicable class or series has a cumulative distribution, the right to elect additional Trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable class or series. If the applicable class or series does not have a cumulative distribution, the right to elect additional Trustees described above shall remain in effect until we declare and pay or set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable class or series. In the event the preferred shareholders are so entitled to elect Trustees, the entire Board of Trustees will be increased by two Trustees.
Unless otherwise provided for in an applicable class or series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected class or series of preferred shares outstanding at that time:
•
authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

•
reclassify any authorized shares of beneficial interest into a class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

•
create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights; and

•
amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that class or series of preferred shares, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the class or series of preferred shares.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a class or series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that class or series. Further, with respect to any merger, consolidation or similar event, so long as a class or series of preferred shares remains outstanding with the terms thereof materially unchanged or the holders of shares of that class or series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that class or series.
The foregoing voting provisions will not apply if all of the outstanding shares of the class or series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.
As more fully described under “Description of Depositary Shares” below, if we elect to issue depositary shares, each representing a fraction of a share of a class or series, each depositary share will in effect be entitled to a fraction of a vote.
Conversion and Exchange Rights.   We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange preferred shares of any class or series into common shares or any other class or series of shares of beneficial interest or debt securities or other property. The terms will include the number of common shares or other securities or property into which the preferred shares are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the class or series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the class or series.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Equiniti Trust Company. The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
General
References in this “Description of Depositary Shares” section to “we,” “us” or “our” mean Diversified Healthcare Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the depositary shares that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts, which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the depositary shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such depositary shares. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.
We may, at our option, elect to offer fractional interests in preferred shares, rather than whole preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the depositary shares offered by such prospectus supplement.
Distributions
The depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares, in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable preferred shares.
If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
Withdrawal of Preferred Shares
You may receive the number of whole preferred shares and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.
Redemption of Depositary Shares
If we redeem a class or series of the preferred shares underlying the depositary shares, the depositary will redeem those depositary shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares being redeemed at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the class or series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares
Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for voting preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.
Liquidation Preference
Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as described in the applicable prospectus supplement.
Conversion or Exchange of Preferred Shares
The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.
Amendment and Termination of a Deposit Agreement
We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.
Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our qualification for taxation as a REIT or (2) a majority of each class or series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:
•
all depositary shares have been redeemed;

•
there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

•
each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.
Resignation and Removal of Depositary
A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.
Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and the depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.
If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.
DESCRIPTION OF WARRANTS
References in this “Description of Warrants” section to “we,” “us” or “our” mean Diversified Healthcare Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the warrants that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the warrants offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such warrants. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.
We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.
In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:
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the offering price;

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the currencies in which such warrants are being offered;

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the number of warrants offered;

•
the securities underlying the warrants;

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the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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the date on which the warrants will expire;

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the rights, if any, we have to redeem the warrants;

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the name of the warrant agent; and

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the other terms of the warrants.

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR DECLARATION OF TRUST AND BYLAWS
We are organized as a Maryland REIT. The following is a summary of our declaration of trust and bylaws and material provisions of Maryland law applicable to Maryland REITs, or the Maryland REIT Law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which are filed with the SEC, or refer to the provisions of the Maryland REIT Law.
Restrictions on Transfer and Ownership of Shares
Our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of our outstanding shares or 9.8% in value or in number, whichever is more restrictive, of our outstanding common shares. Our declaration of trust also prohibits (1) any person from beneficially or constructively owning our shares if that ownership would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify for taxation as a REIT and (2) any person from transferring our shares if the transfer would result in our shares being owned by fewer than 100 persons.
Our Board of Trustees, in its discretion, may exempt a person from the share ownership limitation if (1) it obtains such representations and undertakings from the person who makes a request therefor, as are reasonably necessary to ascertain that no individual’s ownership of shares would result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify for taxation as a REIT; (2) such person does not and represents that it will not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant; and (3) such person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in our declaration of trust) will result in such shares being automatically transferred to a charitable trust in accordance with our declaration of trust. In connection with any requested exemption, our Board of Trustees may require such rulings from the IRS or opinions of counsel as it deems advisable in order to determine or ensure our qualification for taxation as a REIT and such representations, undertakings and agreements it deems advisable in order for it to make the foregoing determinations.
In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:
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the general reputation and moral character of the person requesting an exemption;

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whether the person’s ownership of shares would be direct or through ownership attribution;

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whether the person’s ownership of shares would adversely affect our ability to acquire additional properties or engage in other business; and

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whether granting an exemption would adversely affect any of our existing contractual arrangements.

Any attempted transfer of our shares which, if effective, would result in our shares being owned by fewer than 100 persons shall be void ab initio, and the intended transferee shall acquire no rights in such shares.
If a person attempts a transfer of our shares in violation of the ownership limitations described above, then the number of shares which would cause the violation shall (a) be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) if such transfer is not effective to prevent the violation of the ownership limitations, be void ab initio. A transfer to the charitable trust will be deemed to be effective as of the close of business on the business day prior to the purported transfer or other event that results in the transfer to the charitable trust. The prohibited owner will not acquire any rights in these excess shares (except to the extent provided below upon sale of the shares), will not benefit economically from ownership of any excess shares, will have no rights to distributions and will not possess any rights to vote.
Shares of beneficial interest held in the trust shall be issued and outstanding shares of beneficial interest. The trustee of the charitable trust shall have all voting rights and rights to distributions with respect to shares of beneficial interest held in the charitable trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of beneficial interest have been transferred to the trustee shall be paid by the recipient of such distribution to the trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or other distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares of beneficial interest held in the trust and, subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that our shares have been transferred to a charitable trust, the trustee will sell the shares held in the charitable trust to a person designated by the trustee whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:
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the prohibited owner will receive the lesser of:

(1)
the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, for example, in the case of a gift, devise or other similar transaction, the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be transferred to the charitable trust; and

(2)
the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust.

•
any net sale proceeds in excess of the amount payable to the prohibited owner shall be immediately paid to the charitable beneficiary.

If, prior to our discovery that shares have been transferred to the charitable trust, a prohibited owner sells those shares, then:
•
those shares will be deemed to have been sold on behalf of the charitable trust; and

•
to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee, the prohibited owner must pay the excess to the trustee upon demand.

Also, shares held in the charitable trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:
•
the price per share in the transaction that resulted in the transfer to the charitable trust or, in the case of a devise or gift, the market price at the time of the devise or gift; and

•
the market price on the date we or our designee accepts the offer.

We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. The net proceeds of the sale to us will be distributed to the prohibited owner.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of any shares that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a charitable trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and to provide to us such other information as we may request.
Every owner of more than 5% of our shares is required to give written notice to us within 30 days after the end of each taxable year stating the name and address of the owner, the number of our shares which the owner beneficially owns and a description of the manner in which those shares are held. If the Code or applicable tax regulations specify a threshold below 5%, this notice provision will apply to those persons who own our shares of beneficial interest at the lower percentage. In addition, each shareholder is required to provide us upon demand with any additional information that we may request, in good faith, in order to determine our qualification for taxation as a REIT, to ensure compliance with the foregoing share ownership limitations and determine our compliance with the requirements of any taxing authority or other governmental authority.
The restrictions in our declaration of trust described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated interdealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.
All certificates evidencing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.
The restrictions on transfer in our declaration of trust are intended to assist with our compliance with the requirements for qualification for taxation as a REIT under the Code and otherwise to promote our orderly governance. These restrictions do not apply to the Advisor (as defined in our declaration of trust) or its affiliates.
Trustees
Our declaration of trust and bylaws provide for a Board of Trustees of five members and that our Board of Trustees may change the number of Trustees, but there may be not less than three nor more than seven Trustees. As of the date of this prospectus, our Board of Trustees consists of six Trustees.
Our declaration of trust previously divided our Board of Trustees into three classes, with shareholders electing the Trustees of each class for three year terms and only one class of Trustees being elected each year. Pursuant to an amendment to our declaration of trust approved at our 2020 annual meeting of shareholders, effective at our 2021 annual meeting of shareholders, Trustees of the class of Trustees whose term expires at that annual meeting of shareholders or that expires at a subsequent annual meeting of shareholders will be elected to serve one-year terms, and all of our Trustees will be elected to serve one-year terms beginning with our 2023 annual meeting of shareholders. The Board classification provision, while still in effect, could have the effect of making the replacement of our incumbent Trustees more time consuming and difficult.
There is no cumulative voting in the election of Trustees. Except as may be mandated by any applicable law or the listing requirements of the principal exchange on which our common shares are listed, and subject to the voting rights of any class or series of our shares of beneficial interest which may be hereafter created, a plurality of all the votes cast by holders of shares of beneficial interest then outstanding and entitled to vote thereon at a meeting of shareholders shall be sufficient to elect a Trustee. Under our Governance Guidelines, if an incumbent Trustee does not receive a majority of the votes cast in an uncontested election, the Trustee will submit an offer to resign from the Board of Trustees. In such circumstance, the Nominating and Governance Committee of our Board of Trustees will make a recommendation to the Board of Trustees on whether to accept or reject the resignation, or whether other action should be taken.
In case of failure to elect Trustees at an annual meeting of shareholders, the incumbent Trustees will hold over and continue to direct the management of our business and affairs until they resign or their successors are elected and qualify. Any vacancy on our Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, for the remaining term of the class in which the vacancy exists and until a successor is elected and qualifies.
Our declaration of trust and bylaws provide that a Trustee may be removed only for cause, subject to conditions, by the affirmative vote of the holders of not less than two-thirds of our common shares entitled to vote in the election of Trustees. This provision precludes shareholders from removing our incumbent Trustees unless they can obtain the requisite affirmative vote of shares. Any shareholders proposing to remove one or more Trustees must meet all of the requirements in our bylaws for a nomination of a Trustee at an annual meeting of shareholders or a proposal of other business at a meeting of shareholders, as described below under “— Advance Notice of Trustee Nominations and New Business.” Under our bylaws, a Trustee may also be removed by the affirmative vote of all the remaining Trustees.

Under our bylaws, a Trustee must be at least 21 years of age, not under legal disability, have substantial expertise or experience relevant to our business (as determined by our Board of Trustees), not have been convicted of a felony and meet the qualifications of an Independent Trustee or a Managing Trustee. An “Independent Trustee” is one who is not an employee of our Advisor (as defined in our declaration of trust), who is not involved in our day to day activities, who meets the qualifications of an independent trustee under our declaration of trust and who meets the qualifications of an independent director under the applicable rules of the principal securities exchange on which our common shares are listed for trading and the SEC, as those requirements may be amended from time to time. A “Managing Trustee” is one who has been an employee, officer or director of our Advisor or involved in our day to day activities for at least one year prior to his or her election. A majority of the Trustees holding office shall at all times be Independent Trustees, except for temporary periods due to vacancies. If the number of Trustees, at any time, is set at less than five, at least one Trustee will be a Managing Trustee. So long as the number of Trustees shall be five or greater, at least two Trustees will be Managing Trustees.
Advance Notice of Trustee Nominations and New Business; Procedures of Special Meetings of Shareholders
Annual Meetings of Shareholders.   Our bylaws provide that nominations of individuals for election to our Board of Trustees and proposals of other business to be considered at an annual meeting of shareholders may be made (1) in our notice of the meeting by or at the direction of our Board of Trustees or otherwise properly brought before the meeting by or at the direction of our Board of Trustees, or (2) by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures or the proxy access procedures set forth in our bylaws.
Under our bylaws, a shareholder’s written notice of nominations of individuals (outside of the proxy access procedures as described below) for election to our Board of Trustees or proposal of other business to be considered at an annual meeting of shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the date of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of the annual meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period (or extends any time period) for the giving of a shareholder’s notice.
Our bylaws set forth procedures for submission of nominations of individuals (outside of the proxy access procedures as described below) for election to our Board of Trustees and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:
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requiring that any one or more shareholders wishing to make a nomination or proposal of other business have continuously owned our shares of beneficial interest entitled to vote in the election of Trustees or propose other business for at least three years as of the date of the giving of the notice of the proposed nomination or proposal of other business, the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting, with the aggregate shares owned by such shareholder(s) as of each such date during such three year period representing at least 1% of our shares of beneficial interest, that the shareholder(s) hold a certificate evidencing the aggregate number of shares of beneficial interest owned at the time of submitting a notice as of each such date, and that the shareholder(s) submit the proposal to our Secretary in accordance with the requirements of our bylaws;

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providing that the advance notice provisions in our bylaws are the exclusive means for shareholders to make nominations or propose business for consideration at an annual meeting of our shareholders, except as provided under the proxy access provisions of our bylaws, or our proxy access provisions, or to the extent of matters which are required to be presented to our shareholders by applicable law, which have been properly presented in accordance with the requirements of such law;

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requiring certain information and documentation be provided regarding any proposed nominee for election to our Board of Trustees by the proposing shareholder(s);

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requiring certain information be provided with respect to any business other than the election of Trustees that the shareholder(s) propose(s) to bring before a meeting of our shareholders;

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requiring certain information and documentation be provided as to the proposing shareholder(s) and certain of its (their) affiliates; and

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providing that the proposing shareholder(s) is (are) responsible for ensuring compliance with the advance notice provisions and that neither we, our Board of Trustees, any committee of our Board of Trustees nor any of our officers has any duty to request clarification or updating information or to inform the proposing shareholder(s) of any defect in the notice of the proposing shareholder(s).

Special Meetings of Shareholders.   With respect to special meetings of shareholders, our bylaws provide that only business brought before the meeting pursuant to our notice of the meeting by or at the direction of our Board of Trustees or otherwise properly brought before the meeting by or at the direction of our Board of Trustees may be considered at such meeting. Nominations of individuals for election to our Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Trustees, or, provided that our Board of Trustees has determined that Trustees will be elected at such special meeting, by a shareholder who is a shareholder of record both at the time of giving of the notice provided for in our bylaws through and including the time of the special meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Under our bylaws, if we call a special meeting of shareholders for the purpose of electing one or more Trustees, any one or more shareholders may nominate an individual or individuals (as the case may be) for election to our Board of Trustees if the shareholder(s) satisfies the ownership, holding and certificate requirements required by our bylaws, as described above, for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder’s notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder’s notice.
Proxy Access Nominations
Our bylaws contain proxy access provisions which permit any shareholder or group of up to 20 shareholders owning at least 3% of our outstanding shares of beneficial interest continuously for at least three years to nominate and include up to a specified number of Trustee nominees in our proxy materials for an annual meeting of shareholders. The maximum number of shareholder nominees permitted under these proxy access provisions shall not exceed the greater of two or 20% of the total number of Trustees in office as of the last day on which a shareholder nomination may be delivered; provided, however, that if we have a classified Board of Trustees and the size of our Board of Trustees is less than nine Trustees, the permitted number of shareholder nominees shall be reduced so that it does not exceed one-half of the number of Trustees to be elected at the meeting rounded down to the nearest whole number (but not lowered as a result of this proviso to less than one).
Under our proxy access provisions, a shareholder’s written notice of nominations of individuals for election to our Board of Trustees to be included in our proxy statement for an annual meeting must be delivered to our Secretary at our principal executive offices not less than 120 days nor earlier than 150 days prior to the anniversary of the date of the proxy statement for the immediately preceding annual meeting of shareholders. Neither the postponement or adjournment of an annual meeting, nor the public disclosure of such postponement or adjournment, commences a new time period (or extends any time period) for the giving of a shareholder’s written notice.

The proxy access provisions in our bylaws set forth procedures for submission of nominations of individuals for election to our Board of Trustees to be included in our proxy statement for an annual meeting, including, among other things:
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requiring that any shareholder or group of up to 20 shareholders wishing to make a nomination (i) have continuously owned a number of our shares of beneficial interest that represents at least 3% of our outstanding shares of beneficial interest for at least three years, (ii) continue to own the requisite shares through the date of the annual meeting and (iii) meet all other requirements of our proxy access provisions;

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requiring certain information and documentation be provided regarding any proposed nominee for election to our Board of Trustees by the nominating shareholder(s);

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requiring certain information, documentation, representations and undertakings be provided as to and/or by the nominating shareholder(s), including that the nominating shareholder(s) did not acquire and is (are) not holding any of our shares or other securities for the purpose or with the intent to change or influence control of us;

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providing that the nominating shareholder(s) is (are) responsible for ensuring compliance with our proxy access provisions; and

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providing that our proxy access provisions provide the exclusive method for a shareholder to include nominees for election to our Board of Trustees in our proxy materials.

Any shareholder nominee who is included in our proxy materials for a particular meeting but either (i) subsequently withdraws from or becomes ineligible or unavailable for election at such meeting or (ii) does not receive at least 20% of the votes cast in favor of such shareholder nominee’s election, will be ineligible for nomination under the proxy access provisions in our bylaws for the next two annual meetings. Such ineligibility under such proxy access provisions will not prevent any shareholder from otherwise nominating any person to our Board of Trustees pursuant to and in accordance with the advance notice provisions of our bylaws.
Meetings of Shareholders; Voting by Shareholders
Under our declaration of trust and bylaws, our annual meetings of shareholders will be held at a date and time set by our Board of Trustees. Meetings of our shareholders, including the annual meeting and any special meetings, may be called only by our Board of Trustees.
Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our bylaws, shareholders do not have the right to take any action by written consent. With respect to matters brought before a meeting of shareholders other than the election of Trustees, except where a different voting standard is required by any applicable law, the listing requirements of the principal securities exchange on which our common shares are listed or a specific provision of our declaration of trust, 75% of all common shares entitled to vote at the meeting shall be required to approve the matter unless such matter has been previously approved by our Board of Trustees, in which case the vote required for approval is a majority of votes cast at the meeting.
Under our declaration of trust, subject to the provisions of any class or series of our shares then outstanding, our shareholders are entitled to vote on the following matters: (1) the election of Trustees and the removal of Trustees; (2) any amendment to our declaration of trust; (3) termination of the Trust; (4) merger or consolidation of the Trust to the extent required by Title 8 of the Maryland General Corporation Law, or the MGCL, or the sale or disposition of substantially all our assets, in each case, to the extent a shareholder vote is required under the Maryland REIT Law, provided that such action has first been approved by our Board of Trustees; and (5) such other matters with respect to which our Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to our shareholders for approval or ratification. Our shareholders will also be entitled to vote on such matters as may be required by our declaration of trust, bylaws or applicable law.

Liability and Indemnification of Trustees and Officers
The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains a provision which eliminates the liability of our Trustees and officers to the maximum extent permitted by Maryland law.
The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our declaration of trust requires us, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) any present or former Trustee or officer of us or (2) any individual who, while a Trustee of us and at our request, serves or has served as a trustee, director, officer, partner, employee or agent of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. Our declaration of trust also permits us to indemnify and advance expenses to any person who served any predecessor of ours in the capacities described above and any present or former shareholder, employee or agent of us or any such predecessor. Our declaration of trust also obligates us to pay or reimburse the people described above for reasonable expenses in advance of final disposition of a proceeding.
We have also entered into indemnification agreements with our Trustees and officers providing for procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us. We also maintain directors’ and officers’ liability insurance for our Trustees and officers.
The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability
Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind by reason of being a shareholder. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. We have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.
Our declaration of trust and bylaws provide that, to the fullest extent permitted by law, any shareholder who violates the declaration of trust or bylaws will indemnify us and hold us harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, together with interest on such amounts. Our bylaws further provide that matters for which a shareholder is liable and obligated to indemnify and hold us harmless include any breach or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws, including the advance notice provisions pertaining to shareholder nominations and other proposals, and these provisions of our declaration of trust and bylaws apply to derivative actions brought against us in which the shareholder is not the prevailing party.
Arbitration and Exclusive Forum
Our bylaws provide that, with certain exceptions noted below, any party to a dispute, claim or controversy brought by a shareholder against us or any Trustee, officer, manager, agent or employee of us on such shareholder’s own behalf, on behalf of us or on behalf of any series or class of shares or shareholders, including derivative and class actions, all of which are referred to as disputes, may demand that the dispute be resolved through binding and final arbitration in accordance with the procedures set forth in our bylaws. If any party (including us) unilaterally makes an arbitration demand, arbitration of the dispute will be mandatory for all other parties to the dispute. These arbitration provisions do not apply to a request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of our declaration of trust or our bylaws, in which case the exclusive forum provisions of our bylaws, which are described below, apply. Our shareholders agree, by virtue of becoming shareholders, that they are bound by our governing documents, including the arbitration provisions, as they may be amended from time to time. However, by agreeing to the arbitration provisions of our governing documents, our shareholders will not be deemed to have waived compliance by us with federal securities laws and the rules and regulations thereunder.
The arbitration provisions of our bylaws require the arbitration of such a dispute to be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or the AAA, as modified in such bylaws. With limited exceptions, each party to such an arbitration is required to bear its own costs in the arbitration, and the arbitrators may not render an award that would include shifting of such costs or, in a derivative case, award any portion of our award to the claimant or the claimant’s attorneys. Our bylaws provide that an arbitration award may be appealed pursuant to the AAA’s Optional Arbitration Rules and that, following expiration of the appeal period, the award of the arbitrators or, in the case of an appeal, the award of the appeal tribunal, shall be final and binding on the parties and shall be the sole and exclusive remedy between the parties relating to the dispute.
We believe that the arbitration provisions in our governing documents are enforceable under both state and federal law. Maryland state courts have upheld arbitration bylaws of REITs organized under the laws of Maryland. While no court has specifically addressed the enforceability of provisions in the governing documents of U.S. public companies that require their shareholders to arbitrate federal securities law claims against them, the Supreme Court has repeatedly upheld agreements to arbitrate other federal statutory claims, including those that implicate important federal policies. Nonetheless, some academics, legal practitioners and others are of the view that mandatory arbitration provisions in the governing documents of U.S. public companies for disputes arising under the federal securities laws are inconsistent with Section 14 of the Securities Act, other federal securities laws or the Private Securities Litigation Reform Act of 1995,

and not enforceable with respect to such disputes. Our shareholders, or others, may challenge the enforceability of the arbitration provisions of our bylaws, and it is possible that these provisions may ultimately be determined to be unenforceable.
The exclusive forum provision of our bylaws provides that the Circuit Court for Baltimore City, Maryland, or the Circuit Court, is the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of us; (2) any action asserting a claim for breach of a fiduciary duty owed by any Trustee, officer, manager, agent, or employee of us to us or our shareholders; (3) any action asserting a claim against us or any of our Trustees, officers, manager, agents or employees arising pursuant to Maryland law, our declaration of trust or our bylaws brought by or on behalf of a shareholder either on such shareholder’s behalf, on our behalf, or on behalf of any series or class of shares or shareholders, including claims relating to the meaning, interpretation, effect, validity, performance or enforcement of our declaration of trust or our bylaws; or (4) any action asserting a claim against us or any of our Trustees, officers, manager, agents or employees that is governed by the internal affairs doctrine of the State of Maryland. The exclusive forum provision of our bylaws does not apply to any action for which the Circuit Court does not have jurisdiction or to a dispute that has been referred to binding arbitration in accordance with our bylaws. The exclusive forum provision of our bylaws does not establish exclusive jurisdiction in the Circuit Court for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts.
The arbitration and exclusive forum provisions of our governing documents may limit the ability of our shareholders to pursue litigation against us, or our Trustees, officers, manager, agents or employees in courts that such shareholders consider favorable, which may discourage them from bringing such litigation. In addition, as described above, the arbitration provisions of our governing documents may limit the ability to collect attorneys’ fees or other damages in such litigation, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.
Transactions with Affiliates
Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our Trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self dealing by Trustees and interested Trustee transactions, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.
Regulatory Compliance and Disclosure
Our bylaws provide that any shareholder who, by virtue of such shareholder’s ownership of our shares of beneficial interest or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of us or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in our declaration of trust. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which our Board of Trustees deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.

Our bylaws also provide that if a shareholder, by virtue of such shareholder’s ownership of our shares of beneficial interest or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder’s shares or proxies for such shares in excess of a certain amount pursuant to applicable law but our Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Advisor (as defined in our declaration of trust) or another person designated by our Board of Trustees, in proportion to the total shares otherwise voted on such matter.
Business Combinations
The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust’s outstanding voting shares; or

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an affiliate or associate of the trust who, at any time within the two year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the trust.

After the five year prohibition period has ended, a business combination between a trust and an interested shareholder generally must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:
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the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

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the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the trust’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.
The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees. Our Board of Trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs, provided that the business combination is first approved by our Board of Trustees, including the approval of a majority of the members of our Board of Trustees who are not affiliates or associates of the interested shareholder. This resolution, however, may be altered or repealed in whole or in part at any time.
Control Share Acquisitions
The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:
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one tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.
Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the company. The MGCL provides for certain exceptions from the definition of control share acquisition.
A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute of the MGCL does not apply to the following:
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shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

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acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

Our bylaws contain a provision exempting any and all acquisitions by any person of our common shares from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:
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a classified board;

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a two-thirds vote requirement for removing a trustee;

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a requirement that the number of trustees be fixed only by vote of the trustees;

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a requirement that a vacancy on the board be filled only by the remaining trustees in office and for the replacement trustee to serve for the remainder of the full term of the class of trustees in which the vacancy occurred; and

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a majority requirement for the calling of a shareholder requested special meeting of shareholders.

Through other provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast in the election of such Trustee for the removal of any Trustee from our Board of Trustees, which removal will be allowed only for cause, subject to conditions, (2) vest in our Board of Trustees the exclusive power to fix the number of our Trustees, (3) require that only our Board of Trustees may fill vacancies on our Board of Trustees, and (4) vest in our Board of Trustees the exclusive power to call meetings of our shareholders.
Amendments to Our Declaration of Trust, Dissolution and Mergers
Under the Maryland REIT Law, a Maryland REIT generally cannot dissolve, amend its declaration of trust, convert or merge unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust’s declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of the votes entitled to be cast on the matter. Our declaration of trust provides for approval of any of the foregoing actions (except amendments to certain provisions of the declaration of trust) by a majority of shares entitled to vote on these actions provided the action in question has been approved by a majority of our Board of Trustees. Our declaration of trust further provides that if permitted in the future by Maryland law, the majority required to approve any of the foregoing actions (subject to such exceptions) will be the majority of shares voted. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our Board of Trustees. Our declaration of trust also permits our Board of Trustees to increase or decrease the aggregate number of shares that we may issue and to effect changes in our unissued shares, as described more fully above, and to change our name, in each case without shareholder approval, and provides that, to the extent permitted in the future by Maryland law, our Board of Trustees may amend any other provision of our declaration of trust without shareholder approval. The Maryland REIT Law provides that a majority of our entire Board of Trustees, without action by the shareholders, may, among other things, amend our declaration of trust to change the name or other designation, or the par value, of any class or series of our shares and the aggregate par value of our shares. Our declaration of trust and bylaws also provide that our bylaws may only be amended by our Board of Trustees.
Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws
The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:
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the prohibition in our declaration of trust of any shareholder other than excepted holders and RMR LLC and its affiliates from owning more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our outstanding shares, including our common shares;

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the division of our Trustees into classes, with two classes remaining with terms expiring in 2022 and 2023, respectively, which could delay a change of control of us (although effective at our 2021 annual meeting of shareholders, Trustees of the class of Trustees whose term expires at that annual meeting of shareholders or expires at a subsequent annual meeting of shareholders will be elected to serve one-year terms, and all of our Trustees will be elected to serve one-year terms beginning with our 2023 annual meeting of shareholders, with a majority of our current Trustees having terms expiring at our 2022 annual meeting of shareholders);

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shareholder voting rights and standards for the election of Trustees and other matters which generally require larger majorities for approval of actions which are not approved by our Trustees than for actions which are approved by our Trustees;

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the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws and to fill vacancies on our Board of Trustees;

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the fact that only our Board of Trustees, or if there are no Trustees, our officers, may call shareholder meetings and that shareholders are not entitled to act without a meeting;

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required qualifications for an individual to serve as a Trustee and a requirement that certain of our Trustees be Managing Trustees and other Trustees be Independent Trustees;

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limitations on the ability of, and various requirements that must be satisfied in order for, our shareholders to propose nominees for election to our Board of Trustees and propose other business to be considered at a meeting of our shareholders;

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the requirement that an individual Trustee may be removed only for cause, subject to conditions, by the affirmative vote of the holders of not less than two-thirds of our common shares entitled to vote in the election of Trustees or, with or without cause, by the affirmative vote of all the remaining Trustees;

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the authority of our Board of Trustees to adopt certain amendments to our declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Trustees;

•
the requirement that amendments to our declaration of trust may be made only if approved by a majority of our Trustees;

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the business combination provisions of the MGCL, if the applicable resolution of our Board of Trustees is rescinded or if our Board’s approval of a combination is not obtained; and

•
the control share acquisition provisions of the MGCL, if the provision in our bylaws exempting acquisitions of our shares from such provisions is amended or eliminated.

In addition, our revolving credit and term loan agreements each also contain change in control provisions, which are further described below, and our business management and property management agreements with RMR LLC contain provisions that allow for termination for convenience and termination for a performance reason but require the payment of a termination fee, as further described in those agreements.
For all of these reasons, among others, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.
Liability of Shareholders for Breach of Restrictions on Ownership
Our revolving credit facility and term loan agreements provide that a change in our control, as defined in those agreements and including RMR LLC ceasing to act as our business and property manager, constitutes a default under those agreements, and a default under those agreements could result in a cross-default under our senior unsecured notes or our other debt. If a breach of the ownership limitations or other provisions of our declaration of trust or bylaws results in a default under our revolving credit facility or term loan agreements or our other debt or other costs or expenses we may incur as a result of the breach, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

SELLING SECURITY HOLDERS
Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities of the type described in this prospectus in various private or other transactions. These selling security holders may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
Information regarding the selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated herein by reference.
PLAN OF DISTRIBUTION
We or our selling security holders may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We or our selling security holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or our selling security holders also may, from time to time, authorize underwriters acting as our or their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us or our selling security holders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid by us or our selling security holders to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or our selling security holders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.
Unless otherwise specified in the applicable prospectus supplement, any securities issued hereunder (other than common shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or our selling security holders for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
We or our selling security holders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or our selling security holders or borrowed from us, our selling security holders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or our selling security holders in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of the initial selling security holder’s securities offered under this prospectus will decrease as and when any pledgee, secured party or other person takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
We will not receive any proceeds from sales of any securities by the selling security holders. We cannot assure you that the selling security holders will sell all or any portion of their securities, if any, covered by this prospectus.
In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include overallotments or short sales of the securities, which involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
The underwriters, dealers and agents that participate in the offer of securities covered by this prospectus, or their affiliates or associates, may engage in transactions with and perform services for us or our selling security holders and our or their affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.
LEGAL MATTERS
Unless otherwise specified in connection with the particular offering of any securities, Sullivan & Worcester LLP, as to certain matters of Delaware, Massachusetts and New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. In connection with particular offerings of debt securities, and if stated in the applicable prospectus supplements, certain legal matters relating to Indiana law will be passed upon for us by Taft Stettinius & Hollister LLP. Sullivan & Worcester LLP has passed upon certain tax matters in an opinion filed with the registration statement of which this prospectus is a part. Sullivan & Worcester LLP also represents RMR LLC, our manager, Five Star and certain of their affiliates on various matters. Venable LLP also represents Five Star on various matters.
EXPERTS
The consolidated financial statements of Diversified Healthcare Trust appearing in Diversified Healthcare Trust’s Annual Report (Form 10-K) for the year ended December 31, 2019 including the schedule appearing therein, and the effectiveness of Diversified Healthcare Trust’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The Subsidiary Guarantors do not currently file separate reports, proxy statements or other information with the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov or by accessing our website at www.dhcreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under “Information Incorporated by Reference”), is not incorporated by reference into this prospectus or related registration statement.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.
We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;

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our Current Reports on Form 8-K filed with the SEC January 2, 2020 and May 20, 2020;

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the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, from our definitive Proxy Statement for our 2020 Annual Meeting of Shareholders dated April 13, 2020; and

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the description of our common shares contained in our registration statement on Form 8-A dated June 30, 2016, including any amendments or reports filed for the purpose of updating that description.

We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 796-8234, Attention: Investor Relations.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses (all of which will be borne by the registrants unless otherwise provided in the applicable prospectus supplement) to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions (if any).
SEC Registration Fee	$	*
Trustee’s Fees and Expenses		**
Printing Fees and Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Rating Agency Fees		**
Miscellaneous Fees and Expenses		**
Total:	$	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act of 1933, as amended, or the Securities Act, and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers
The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the registrants’ trustees, directors and officers are insured or indemnified against liability in their capacities as such.
Registrants Organized under Maryland Law
Real Estate Investment Trusts, or REITs, and Corporations
Diversified Healthcare Trust, or DHC, and certain other registrants are organized as Maryland REITs. Certain other registrants are organized as Maryland corporations. Maryland law applicable to real estate investment trusts, or the Maryland REIT Law, permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. DHC’s declaration of trust, and the declarations of trust of certain other registrants that are Maryland REITs, contain a provision which eliminates the liability of its trustees and officers to the maximum extent permitted by Maryland law.
The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

DHC’s declaration of trust requires such registrant, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) any present or former trustee, director or officer of it or (2) any individual who, while a trustee or director of such registrant and at its request, serves or has served as a trustee, director, officer, partner, employee or agent of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding.
The declarations of trust or bylaws of certain other registrants that are Maryland REITs require such registrants, to the maximum extent permitted by Maryland law, in effect from time to time, to either (i) indemnify (1) any present or former trustee, officer or shareholder of it or (2) any individual who, while a trustee of such registrant and at its request, serves or has served as a trustee, director, officer, partner, employee or agent of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from any claim or liability to which such person may become subject or may incur by reason of his or her service in that capacity, or (ii) indemnify (1) any present or former trustee, officer or shareholder of it or (2) any individual who, while a trustee or officer of such registrant and at its request, serves or has served as a director, officer, shareholder, partner, or trustee another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of his or her service in that capacity, along with (3) any present or former trustee or officer of such registrant from any claim or liability to which such person may become subject or may incur by reason of his or her service in that capacity unless it is established that (x) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or as the result of active and deliberate dishonesty, (y) he or she actually received an improper personal benefit in money, property or services or (z) in the case of a criminal proceeding, had reasonable cause to believe that his or her act or omission was unlawful.
DHC’s declaration of trust also permits such registrant to indemnify and advance expenses to any person who served any predecessor of it in the capacities described above and any present or former shareholder, employee or agent of it or any such predecessor. The declaration of trust or bylaws of each other registrant that is a Maryland REIT also permits such registrant to indemnify and advance expenses to any person who served any predecessor of it in the capacities described above and any present or former employee or agent of it or any such predecessor.

DHC’s declaration of trust and the declaration of trust or bylaws of each other registrant that is a Maryland REIT also obligates such registrant to pay or reimburse the persons serving in the capacities described above for reasonable expenses in advance of final disposition of a proceeding.
The charters or bylaws of certain registrants that are Maryland corporations require such registrants, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) any present or former director or officer of it or (2) any individual who, while a director or officer of such registrant and at its request, serves or has served as a trustee, director, officer, partner, member or manager of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. The charters or bylaws of all other registrants that are Maryland corporations require such registrants, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) any present or former director, officer or stockholder of it or (2) any individual who, while a director or officer of such registrant and at its request, serves or has served as a trustee, director, officer, partner, employee or agent of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding.
The charters or bylaws of each registrant that is a Maryland corporation also permits such registrant to indemnify and advance expenses to any person who served any predecessor of it in the capacities described above and any present or former employee or agent of it or any such predecessor.
The charters or bylaws of each registrant that is a Maryland corporation also obligates such registrant to pay or reimburse the persons serving in the capacities described above for reasonable expenses in advance of final disposition of a proceeding.
Limited Liability Companies
Certain registrants are limited liability companies organized under Maryland law. Subject to standards and restrictions as are set forth in the limited liability company operating agreement, or the LLC agreement, of such Maryland limited liability company, the Maryland Limited Liability Company Act empowers a Maryland limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.
The LLC agreements of certain registrants that are Maryland limited liability companies require such registrants, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify any director, officer or employee of it for any loss, damage or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions.
Registrants Organized under Delaware Law
Corporations
One registrant, CCC Leisure Park Corporation, is a corporation organized under Delaware law. The Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities (including attorneys’ fees, judgments, fines and expenses) they may incur in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The Delaware General Corporation Law also provides that such persons have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of such actions.

The bylaws of CCC Leisure Park Corporation require the corporation, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of the corporation, or is serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, so long as such person acted in good faith and in a manner reasonably believed to be in (or not opposed to) the best interests of the corporation, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The bylaws of CCC Leisure Park Corporation further provide for mandatory advancement of expenses to such individuals in connection with any such proceeding if certain requirements are satisfied.
Limited Liability Companies
Certain registrants are limited liability companies organized under Delaware law. Subject to standards and restrictions as are set forth in the LLC agreement of such Delaware limited liability company registrant, the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.
The LLC agreements of certain registrants that are Delaware limited liability companies require such registrants, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any director, officer or employee of it for any loss, damage or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions.
The LLC agreement of CCC Investments I, L.L.C., a Delaware limited liability company, requires such registrant, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any owner, shareholder, partner, member, director, officer, manager, employee, agent, representative or affiliate of any member for any loss, cost, damage, expense or liability by reason of anything such indemnified person does or refrains from doing for, or in connection with or arising out of the business or affairs of, the registrant, except to the extent that it is finally judicially determined by a court of competent jurisdiction that the loss, cost, damage, expense or liability resulted primarily from such indemnified person’s own gross negligence or willful breach of a material provision of the LLC agreement of such registrant, in each case that causes actual material damage to such registrant. The LLC agreement of such registrant also allows such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding. The LLC agreement of such registrant also allows the company to, with the approval of the registrant’s members, indemnify such persons for any other loss, cost, damage, expense or liability for which indemnification is not already required.
The LLC agreements of each of CCDE Senior Living LLC and CCOP Senior Living LLC, each a Delaware limited liability company, require such registrants, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any manager, officer, director, shareholder, partner, employee, trustee, representative or agent of it, or any affiliates, successors, assigns, heirs and representatives thereof, for any loss, demand or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions. The LLC agreement of such registrant also allows such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding.
The LLC agreement of Crestline Ventures LLC, a Delaware limited liability company, requires such registrant, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any manager or officer of it or their respective affiliates for any loss, demand, cost, damage, liability (joint or several), expense of any nature, judgment, fine, settlement or other amount arising from any claim, demand, action, suit or proceeding in which such person may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities or relating to the registrant, provided that no such person will be entitled to such indemnification for any breach of such person’s duty of loyalty to the registrant, for acts or omissions which involve intentional misconduct or a knowing violation of law, or for any transaction from which such person received any improper personal benefit. The LLC agreement of such registrant also obligates such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding.
The LLC agreement of SNH REIT San Antonio LLC, a Delaware limited liability company, requires such registrant, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any officer, manager, employee or agent of it for any loss, damage or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions. The LLC agreement of such registrant also obligates such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding.
The LLC agreement of SNH Well Properties GA-MD LLC, a Delaware limited liability company, requires such registrant, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any director, officer, employee, agent or representative of it for any loss, damage or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions. The LLC agreement of such registrant also obligates such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding.
Limited Partnerships
Certain registrants are limited partnerships organized under Delaware law. The Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.
The limited partnership agreement of CCC Financing Limited, L.P., a Delaware limited partnership, provides, to the fullest extent permitted by Delaware law, for the indemnification of the general partner, its affiliates and its directors, officers, partners, employees and agents for any loss, claim, damage, liability (joint and several), expense, judgment, fine, settlement, and other amount arising from any and all claims, demands, actions, suits or proceedings in which such indemnified person may be involved, or threatened to be involved, as a party or otherwise by reason of its status with the registrant, or serving at the request of the registrant with another entity in a similar capacity, which relate to or arise out of the registrant, its property, business or affairs, as long as such person acted in good faith in the best interests of the registrant, with respect to a criminal proceeding had no cause to believe its conduct was unlawful, and such conduct did not constitute willful misconduct. The limited partnership agreement of such registrant also obligates such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding.
The limited partnership agreement of CCC Retirement Communities II, L.P., a Delaware limited partnership, provides for the indemnification of the general partner, its affiliates and their respective directors, officers, partners, employees and agents, and any person who is or was serving at the request of the partnership acting through the general partner as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against all losses, claims, damages, liabilities (joint and several), expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such person is involved, or threatened to be involved, as a party or otherwise as a result of its status with the registrant with respect to any action taken in good faith and believed to be in the best interests of the registrant, with respect to a criminal proceeding had no cause to believe its conduct was unlawful, and such conduct did not constitute gross negligence or willful misconduct. The limited partnership agreement of such registrant also obligates such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding.
The limited partnership agreement of Leisure Park Venture Limited Partnership, a Delaware limited partnership, provides for the indemnification of the general partner against all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind by virtue of its status as the general partner or with respect to any action or omission taken or suffered in good faith, other than liabilities resulting from the actual fraud, gross negligence or willful misconduct of the general partner or for acts in contravention of the partnership agreement or in breach of fiduciary duties.
The limited partnership agreement of SNH NJ Tenant LP, a Delaware limited partnership, provides, to the fullest extent permitted by Delaware law, for the indemnification of any director, officer or employee of the partnership or the general partner for any loss, claim or damage by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited partnership agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct.
The limited partnership agreement of SNH Valencia LP, a Delaware limited partnership, provides, to the fullest extent permitted by Delaware law, for the indemnification of the general partner and its directors, officers or employees and any agent of the partnership for any loss, claim or damage by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited partnership agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct.
Registrants Organized under Indiana Law
Certain registrants are corporations organized under Indiana law. Under the Indiana Business Corporation Law, or the IBCL, an Indiana corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer or employee of the corporation against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual’s conduct was lawful; or (B) had no reasonable cause to believe the individual’s conduct was unlawful.
The IBCL also requires every Indiana corporation (unless otherwise limited by its articles of incorporation) to indemnify each director and officer of the corporation who was wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with such proceeding. Under certain circumstances, an Indiana corporation may also pay for or reimburse the reasonable expenses incurred by a director, officer or employee of the corporation who is a party to a proceeding in advance of final disposition of the proceeding. Additionally, the IBCL states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders of the corporation.
The bylaws of CSL Group, Inc., an Indiana corporation, require the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of the corporation, so long as such person acted in good faith and in a manner reasonably believed to be in (or not opposed to) the best interests of the corporation, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The bylaws of CSL Group, Inc. further provide for mandatory advancement of expenses to such individuals in connection with any such proceeding if certain requirements are satisfied. Moreover, the bylaws of CSL Group, Inc. state that the indemnification and advancement rights provided thereunder shall be interpreted so as to provide, as a matter of right, to each director, officer and employee of the corporation “the full measure of indemnification and advancement of expenses” permitted by the IBCL.
The amended and restated bylaws of O.F.C. Corporation, an Indiana corporation, require the corporation to indemnify, “to the maximum extent permitted by Indiana law,” any current or former director or officer of the corporation who is made party to a proceeding by reason of his or her service in such capacity. The amended and restated bylaws of O.F.C. Corporation further provide for mandatory advancement of expenses to such individuals in connection with any such proceeding.
Registrants Governed by Massachusetts Law
Certain registrants are nominee trusts governed by Massachusetts law. Massachusetts law recognizes that a trust agreement may provide that a trustee is not personally liable for obligations of the trust and that a trustee may be indemnified out of trust assets.
The declaration of trust of each registrant that is a Massachusetts nominee trust requires the beneficiary of such registrant to indemnify and hold the trustees of such registrant harmless form and against any and all loss, cost, damage and expense incurred by such trustees by virtue of their status as owner of the trust property or resulting from any action taken by such trustees at the direction of the registrant’s beneficiary. The declaration of trust of each registrant that is a Massachusetts nominee trust further states that no trustee shall be held to any personal liability whatsoever in tort, contract or otherwise for any error of judgment or for any loss arising out of any act or omission in the execution of the trust, so long as such trustee acts in good faith, and shall only be responsible for such trustee’s own bad faith or willful malfeasance.
Other Information
DHC has also entered into indemnification agreements with its Trustees and officers providing for procedures for indemnification by DHC to the maximum extent permitted by Maryland law and advancements by DHC of certain expenses and costs relating to claims, suits or proceedings arising from their service to DHC and its subsidiaries, including the other registrants. DHC also maintain directors’ and officers’ liability insurance for its Trustees and officers and the trustees, directors and officers of its subsidiaries, including the other registrants.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act may be permitted to the registrants’ trustees, directors, officers or persons controlling us pursuant to the foregoing provisions of Maryland law and DHC’s declaration of trust, the registrants have been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. Reference is made to DHC’s declaration of trust, as amended and supplemented, filed as Exhibit 3.2 to DHC’s Current Report on Form 8-K dated January 1, 2020 and the Articles Supplementary and Articles of Amendment filed as Exhibits 3.1 and 3.2 to DHC’s Current Report on Form 8-K dated May 19, 2020. Reference is also made to our indemnification agreements with our Trustees and officers, a form of which is filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.
Any underwriting agreements (Exhibits 1.1 through 1.5) that may be filed by amendment or incorporated by reference may contain provisions for indemnification by the underwriters of the registrants’ trustees, directors, officers and controlling persons.

Item 16.
Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities).*
1.2	Form of Underwriting Agreement (for Preferred Shares).*
1.3	Form of Underwriting Agreement (for Common Shares).*
1.4	Form of Underwriting Agreement (for Depositary Shares).*
1.5	Form of Underwriting Agreement (for Warrants).*
4.1	Composite Copy of Articles of Amendment and Restatement, dated September 20, 1999, as amended to date. (Incorporated by reference to our Current Report on Form 8-K dated January 1, 2020.)
4.2	Articles Supplementary, dated May 11, 2000. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.)
4.3	Articles Supplementary, dated June 30, 2017. (Incorporated by reference to our Current Report on Form 8-K dated June 30, 2017.)
4.4	Articles Supplementary, dated May 19, 2020 (Incorporated by reference to our Current Report on Form 8-K dated May 19, 2020.)
4.5	Articles of Amendment, dated May 19, 2020 (Incorporated by reference to our Current Report on Form 8-K dated May 19, 2020.)
4.6	Amended and Restated Bylaws, adopted January 1, 2020. (Incorporated by reference to our Current Report on Form 8-K dated January 1, 2020.)
4.7	Indenture, dated as of February 18, 2016, between the Company and U.S. Bank National Association. (Incorporated by reference to our Current Report on Form 8-K dated February 18, 2016.)
4.8	Form of Senior Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-205298.)
4.9	Form of Senior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-205298.)
4.10	Form of Junior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-205298.)
4.11	Form of Senior Debt Security.*
4.12	Form of Senior Subordinated Debt Security.*
4.13	Form of Junior Subordinated Debt Security.*
4.14	Form of Articles Supplementary for Preferred Shares.*
4.15	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.16	Form of Preferred Share Certificate.*
4.17	Form of Common Share Certificate. (Incorporated by reference to our Current Report on Form 8-K dated January 1, 2020.)
4.18	Form of Warrant Agreement, including form of Warrant.*

Exhibit No.	Description
5.1	Opinion of Sullivan & Worcester LLP.**
5.2	Opinion of Venable LLP.**
5.3	Opinion of Taft Stettinius & Hollister LLP.**
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.**
23.1	Consent of Ernst & Young LLP.**
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).**
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1).**
23.4	Consent of Venable LLP (included in Exhibit 5.2).**
23.5	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5.3).**
24.1	Powers of Attorney of certain officers and trustees/directors (included on signature pages).**
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture dated February 18, 2016, between the Company and U.S. Bank National Association.**
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture. (Incorporated by reference to this registration statement filed on June 22, 2018.)
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture. (Incorporated by reference to this registration statement filed on June 22, 2018.)
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture. (Incorporated by reference to this registration statement filed on June 22, 2018.)

*
To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the offering of any securities, as appropriate.

**
Filed herewith.

Item 17.
Undertakings

The undersigned registrants hereby undertake:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a trustee, director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities).*
1.2	Form of Underwriting Agreement (for Preferred Shares).*
1.3	Form of Underwriting Agreement (for Common Shares).*
1.4	Form of Underwriting Agreement (for Depositary Shares).*
1.5	Form of Underwriting Agreement (for Warrants).*
4.1	Composite Copy of Articles of Amendment and Restatement, dated September 20, 1999, as amended to date. (Incorporated by reference to our Current Report on Form 8-K dated January 1, 2020.)
4.2	Articles Supplementary, dated May 11, 2000. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 001-15319.)
4.3	Articles Supplementary, dated June 30, 2017. (Incorporated by reference to our Current Report on Form 8-K dated June 30, 2017.)
4.4	Articles Supplementary, dated May 19, 2020 (Incorporated by reference to our Current Report on Form 8-K dated May 19, 2020.)
4.5	Articles of Amendment, dated May 19, 2020 (Incorporated by reference to our Current Report on Form 8-K dated May 19, 2020.)
4.6	Amended and Restated Bylaws, adopted January 1, 2020. (Incorporated by reference to our Current Report on Form 8-K dated January 1, 2020.)
4.7	Indenture, dated as of February 18, 2016, between the Company and U.S. Bank National Association. (Incorporated by reference to our Current Report on Form 8-K dated February 18, 2016.)
4.8	Form of Senior Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-205298.)
4.9	Form of Senior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-205298.)
4.10	Form of Junior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-205298.)
4.11	Form of Senior Debt Security.*
4.12	Form of Senior Subordinated Debt Security.*
4.13	Form of Junior Subordinated Debt Security.*
4.14	Form of Articles Supplementary for Preferred Shares.*
4.15	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.16	Form of Preferred Share Certificate.*
4.17	Form of Common Share Certificate. (Incorporated by reference to our Current Report on Form 8-K dated January 1, 2020.)
4.18	Form of Warrant Agreement, including form of Warrant.*
5.1	Opinion of Sullivan & Worcester LLP.**
5.2	Opinion of Venable LLP.**
5.3	Opinion of Taft Stettinius & Hollister LLP.**
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.**
23.1	Consent of Ernst & Young LLP.**
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).**
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1).**
23.4	Consent of Venable LLP (included in Exhibit 5.2).**

Exhibit No.	Description
23.5	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5.3).**
24.1	Powers of Attorney of certain officers and trustees/directors (included on signature pages).**
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture dated February 18, 2016, between the Company and U.S. Bank National Association.**
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture. (Incorporated by reference to this registration statement filed on June 22, 2018.)
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture. (Incorporated by reference to this registration statement filed on June 22, 2018.)
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture. (Incorporated by reference to this registration statement filed on June 22, 2018.)

*
To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the offering of any securities, as appropriate.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on May 28, 2020.
DIVERSIFIED HEALTHCARE TRUST
By:
/s/ Jennifer F. (Francis) Mintzer

Jennifer F. (Francis) Mintzer
President and Chief Operating Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees of Diversified Healthcare Trust, hereby severally constitutes and appoints each of Jennifer F. Francis and Richard W. Siedel, Jr. to sign for her or him, and in her or his name in the capacity indicated below, this Post-Effective Amendment No. 1 to Registration Statement for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 1 to Registration Statement and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Jennifer F. (Francis) Mintzer Jennifer F. (Francis) Mintzer	President and Chief Operating Officer	May 28, 2020
/s/ Richard W. Siedel, Jr. Richard W. Siedel, Jr.	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	May 28, 2020
/s/ Jennifer B. Clark Jennifer B. Clark	Managing Trustee	May 28, 2020
/s/ John L. Harrington John L. Harrington	Independent Trustee	May 28, 2020
/s/ Lisa Harris Jones Lisa Harris Jones	Independent Trustee	May 28, 2020
/s/ Daniel F. LePage Daniel F. LePage	Independent Trustee	May 28, 2020
/s/ Adam D. Portnoy Adam D. Portnoy	Managing Trustee	May 28, 2020
/s/ Jeffrey P. Somers Jeffrey P. Somers	Independent Trustee	May 28, 2020

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following co-registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on May 28, 2020.

CCC ALPHA INVESTMENTS TRUST
CCC DELAWARE TRUST
CCC FINANCING I TRUST
CCC INVESTMENTS I, L.L.C.
CCC LEISURE PARK CORPORATION
CCC PUEBLO NORTE TRUST
CCC RETIREMENT PARTNERS TRUST
CCC RETIREMENT TRUST
CCDE SENIOR LIVING LLC
CCOP SENIOR LIVING LLC
CRESTLINE VENTURES LLC
CSL GROUP, INC.
DHC HOLDINGS LLC
ELLICOTT CITY LAND I, LLC
HRES1 PROPERTIES TRUST
HRES2 PROPERTIES TRUST
MSD POOL 1 LLC
MSD POOL 2 LLC
O.F.C. CORPORATION
SNH 30 NEWCROSSING INC.
SNH AL AIMO II, INC.
SNH AL AIMO TENANT II, INC.
SNH AL AIMO TENANT, INC.
SNH AL AIMO, INC.
SNH AL CRIMSON TENANT INC.
SNH AL CUMMING LLC
SNH AL CUMMING TENANT LLC
SNH AL GEORGIA HOLDINGS LLC
SNH AL GEORGIA LLC
SNH AL GEORGIA TENANT LLC
SNH AL PROPERTIES LLC
SNH AL PROPERTIES TRUST
SNH AL TRS, INC.
SNH AL WILMINGTON TENANT INC.
SNH ALPHARETTA LLC
SNH ALT LEASED PROPERTIES TRUST
SNH AZ TENANT LLC
SNH BAKERSFIELD LLC
SNH BAMA TENANT LLC
SNH BATON ROUGE (NORTH) LLC
SNH BATON ROUGE (REALTORS) LLC
SNH BLAINE INC.
SNH BRFL PROPERTIES LLC
SNH BRFL TENANT LLC
SNH BRIDGEWATER LLC
SNH CAL TENANT LLC
SNH CALI TENANT LLC
SNH CCMD PROPERTIES BORROWER LLC
SNH CCMD PROPERTIES LLC
SNH CCMD TENANT LLC
SNH CHS PROPERTIES TRUST
SNH CLEAR BROOK LLC
SNH CLEAR CREEK PROPERTIES TRUST SNH CO TENANT LLC
SNH CONCORD LLC
SNH DEL TENANT LLC
SNH DENHAM SPRINGS LLC
SNH DERBY TENANT LLC
SNH DURHAM LLC
SNH FLA TENANT LLC
SNH FM FINANCING LLC
SNH FM FINANCING TRUST
SNH GEORGIA TENANT LLC
SNH GLENVIEW (PATRIOT) LLC
SNH GP VALENCIA LLC
SNH GRANITE GATE LANDS TENANT LLC
SNH GRANITE GATE LANDS TRUST
SNH GROVE PARK TENANT LLC
SNH GROVE PARK TRUST
SNH HARRISBURG LLC
SNH IL JOPLIN INC.
SNH IL PROPERTIES TRUST
SNH INDEPENDENCE PARK LLC
SNH INDY TENANT LLC
SNH JACKSON LLC
SNH KENT PROPERTIES LLC
SNH LINCOLN TENANT LLC
SNH LONGHORN TENANT LLC
SNH LTF PROPERTIES LLC
SNH MARYLAND HEIGHTS LLC
SNH MASS TENANT LLC
SNH MD TENANT LLC
SNH MEDICAL OFFICE PROPERTIES LLC
SNH MEDICAL OFFICE PROPERTIES TRUST
SNH MEZZCO SAN ANTONIO LLC
SNH MO TENANT LLC
SNH MODESTO LLC
SNH NC TENANT LLC
SNH NEB TENANT LLC
SNH NJ TENANT GP LLC
SNH NJ TENANT LLC
SNH NM TENANT LLC
SNH NORTHWOODS LLC
SNH NORTHWOODS TENANT LLC
SNH NS PROPERTIES TRUST
SNH OHIO TENANT LLC

SNH OMISS TENANT LLC
SNH PARKVIEW PROPERTIES TRUST
SNH PENN TENANT LLC
SNH PHOENIX (COTTON) LLC
SNH PLAQUEMINE LLC
SNH PLFL PROPERTIES LLC
SNH PLFL TENANT LLC
SNH PRAIRIEVILLE LLC
SNH PROJ LINCOLN TRS LLC
SNH REDMOND PROPERTIES LLC
SNH REIT IRVING LLC
SNH REIT ROCKWALL LLC
SNH REIT SAN ANTONIO LLC
SNH REIT VICTORIA LLC
SNH RMI FOX RIDGE MANOR PROPERTIES LLC
SNH RMI JEFFERSON MANOR PROPERTIES LLC
SNH RMI MCKAY MANOR PROPERTIES LLC
SNH RMI NORTHWOOD MANOR PROPERTIES LLC
SNH RMI OAK WOODS MANOR PROPERTIES LLC
SNH RMI PARK SQUARE MANOR PROPERTIES LLC
SNH RMI PROPERTIES HOLDING COMPANY LLC
SNH RMI SMITH FARMS MANOR PROPERTIES LLC
SNH RMI SYCAMORE MANOR PROPERTIES LLC
SNH SC TENANT LLC
SNH SE ASHLEY RIVER LLC
SNH SE ASHLEY RIVER TENANT LLC
SNH SE BARRINGTON BOYNTON LLC
SNH SE BARRINGTON BOYNTON TENANT LLC
SNH SE BURLINGTON LLC
SNH SE BURLINGTON TENANT LLC
SNH SE DANIEL ISLAND LLC
SNH SE DANIEL ISLAND TENANT LLC
SNH SE HABERSHAM SAVANNAH LLC
SNH SE HABERSHAM SAVANNAH TENANT LLC
SNH SE HOLLY HILL LLC
SNH SE HOLLY HILL TENANT LLC
SNH SE KINGS MTN LLC
SNH SE KINGS MTN TENANT LLC
SNH SE MOORESVILLE LLC
SNH SE MOORESVILLE TENANT LLC
SNH SE N. MYRTLE BEACH LLC
SNH SE N. MYRTLE BEACH TENANT LLC
SNH SE PROPERTIES LLC
SNH SE PROPERTIES TRUST
SNH SE SG LLC
SNH SE SG TENANT LLC
SNH SE TENANT 2 TRS, INC.
SNH SE TENANT TRS, INC.
SNH SOMERFORD PROPERTIES TRUST
SNH ST. LOUIS LLC
SNH TEANECK PROPERTIES LLC
SNH TEANECK TENANT LLC
SNH TELLICO TENANT LLC
SNH TELLICO TRUST
SNH TEMPE LLC
SNH TENN TENANT LLC
SNH TOTO TENANT LLC
SNH TRS INC.
SNH TRS LICENSEE HOLDCO LLC
SNH VA TENANT LLC
SNH VIKING TENANT LLC
SNH WARD AVE. PROPERTIES I INC.
SNH WELL PROPERTIES GA-MD LLC
SNH WELL PROPERTIES TRUST
SNH WILMINGTON LLC
SNH WIS TENANT LLC
SNH WY TENANT LLC
SNH YONKERS PROPERTIES TRUST
SNH YONKERS TENANT INC.
SNH/CSL PROPERTIES TRUST
SNH/LTA PROPERTIES GA LLC
SNH/LTA PROPERTIES TRUST
SNH/LTA SE HOME PLACE NEW BERN LLC
SNH/LTA SE MCCARTHY NEW BERN LLC
SNH/LTA SE WILSON LLC
SPTGEN PROPERTIES TRUST
SPTIHS PROPERTIES TRUST
SPTMISC PROPERTIES TRUST
SPTMNR PROPERTIES TRUST
SPTMRT PROPERTIES TRUST
SPTSUN II PROPERTIES TRUST

By:
/s/ Jennifer F. (Francis) Mintzer

Jennifer F. (Francis) Mintzer
President and Chief Operating Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees or directors of each of the above co-registrants, hereby severally constitutes and appoints each of Jennifer F. Francis and Richard W. Siedel, Jr. to sign for her or him, and in her or his name in the capacity indicated below, this Post-Effective Amendment No. 1 to Registration Statement for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 1 to Registration Statement and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Jennifer F. (Francis) Mintzer Jennifer F. (Francis) Mintzer	President and Chief Operating Officer	May 28, 2020
/s/ Richard W. Siedel, Jr. Richard W. Siedel, Jr.	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	May 28, 2020
/s/ Jennifer B. Clark Jennifer B. Clark	Trustee / Director	May 28, 2020
/s/ Adam D. Portnoy Adam D. Portnoy	Trustee / Director	May 28, 2020

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following co-registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on May 28, 2020.
LEXINGTON OFFICE REALTY TRUST
SNH MEDICAL OFFICE REALTY TRUST
By:
/s/ Jennifer F. (Francis) Mintzer

Jennifer F. (Francis) Mintzer,
as Trustee and not individually
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned trustees of each of the above co-registrants, hereby severally constitutes and appoints each of Jennifer F. Francis and Richard W. Siedel, Jr. to sign for her or him, and in her or his name in the capacity indicated below, this Post-Effective Amendment No. 1 to Registration Statement for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 1 to Registration Statement and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Jennifer F. (Francis) Mintzer Jennifer F. (Francis) Mintzer	Trustee and not individually	May 28, 2020
/s/ Richard W. Siedel, Jr. Richard W. Siedel, Jr.	Trustee and not individually	May 28, 2020

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on May 28, 2020.
CCC FINANCING LIMITED, L.P.
By:
CCC RETIREMENT TRUST,
its general partner

By:
/s/ Jennifer F. (Francis) Mintzer

Jennifer F. (Francis) Mintzer
President and Chief Operating Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees of the general partner of the above co-registrant, hereby severally constitutes and appoints each of Jennifer F. Francis and Richard W. Siedel, Jr. to sign for her or him, and in her or his name in the capacity indicated below, this Post-Effective Amendment No. 1 to Registration Statement for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 1 to Registration Statement and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Jennifer F. (Francis) Mintzer Jennifer F. (Francis) Mintzer	President and Chief Operating Officer	May 28, 2020
/s/ Richard W. Siedel, Jr. Richard W. Siedel, Jr.	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	May 28, 2020
/s/ Jennifer B. Clark Jennifer B. Clark	Trustee	May 28, 2020
/s/ Adam D. Portnoy Adam D. Portnoy	Trustee	May 28, 2020

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on May 28, 2020.
CCC RETIREMENT COMMUNITIES II, L.P.
By:
CRESTLINE VENTURES LLC,
its general partner

By:
/s/ Jennifer F. (Francis) Mintzer

Jennifer F. (Francis) Mintzer
President and Chief Operating Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of the general partner of the above co-registrant, hereby severally constitutes and appoints each of Jennifer F. Francis and Richard W. Siedel, Jr. to sign for her or him, and in her or his name in the capacity indicated below, this Post-Effective Amendment No. 1 to Registration Statement for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 1 to Registration Statement and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Jennifer F. (Francis) Mintzer Jennifer F. (Francis) Mintzer	President and Chief Operating Officer	May 28, 2020
/s/ Richard W. Siedel, Jr. Richard W. Siedel, Jr.	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	May 28, 2020
/s/ Jennifer B. Clark Jennifer B. Clark	Director	May 28, 2020
/s/ Adam D. Portnoy Adam D. Portnoy	Director	May 28, 2020

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on May 28, 2020.
LEISURE PARK VENTURE LIMITED PARTNERSHIP
By:
CCC LEISURE PARK CORPORATION,
its general partner

By:
/s/ Jennifer F. (Francis) Mintzer

Jennifer F. (Francis) Mintzer
President and Chief Operating Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of the general partner of the above co-registrant, hereby severally constitutes and appoints each of Jennifer F. Francis and Richard W. Siedel, Jr. to sign for her or him, and in her or his name in the capacity indicated below, this Post-Effective Amendment No. 1 to Registration Statement for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 1 to Registration Statement and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Jennifer F. (Francis) Mintzer Jennifer F. (Francis) Mintzer	President and Chief Operating Officer	May 28, 2020
/s/ Richard W. Siedel, Jr. Richard W. Siedel, Jr.	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	May 28, 2020
/s/ Jennifer B. Clark Jennifer B. Clark	Director	May 28, 2020
/s/ Adam D. Portnoy Adam D. Portnoy	Director	May 28, 2020

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on May 28, 2020.
SNH NJ TENANT LP
By:
SNH NJ TENANT GP LLC,
its general partner

By:
/s/ Jennifer F. (Francis) Mintzer

Jennifer F. (Francis) Mintzer
President and Chief Operating Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of the general partner of the above co-registrant, hereby severally constitutes and appoints each of Jennifer F. Francis and Richard W. Siedel, Jr. to sign for her or him, and in her or his name in the capacity indicated below, this Post-Effective Amendment No. 1 to Registration Statement for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 1 to Registration Statement and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Jennifer F. (Francis) Mintzer Jennifer F. (Francis) Mintzer	President and Chief Operating Officer	May 28, 2020
/s/ Richard W. Siedel, Jr. Richard W. Siedel, Jr.	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	May 28, 2020
/s/ Jennifer B. Clark Jennifer B. Clark	Director	May 28, 2020
/s/ Adam D. Portnoy Adam D. Portnoy	Director	May 28, 2020

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on May 28, 2020.
SNH VALENCIA LP
By:
SNH GP VALENCIA LLC,
its general partner

By:
/s/ Jennifer F. (Francis) Mintzer

Jennifer F. (Francis) Mintzer
President and Chief Operating Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of the general partner of the above co-registrant, hereby severally constitutes and appoints each of Jennifer F. Francis and Richard W. Siedel, Jr. to sign for her or him, and in her or his name in the capacity indicated below, this Post-Effective Amendment No. 1 to Registration Statement for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 1 to Registration Statement and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Jennifer F. (Francis) Mintzer Jennifer F. (Francis) Mintzer	President and Chief Operating Officer	May 28, 2020
/s/ Richard W. Siedel, Jr. Richard W. Siedel, Jr.	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	May 28, 2020
/s/ Jennifer B. Clark Jennifer B. Clark	Director	May 28, 2020
/s/ Adam D. Portnoy Adam D. Portnoy	Director	May 28, 2020